STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                ITERA HOLDINGS BV

                                       AND

                                DUNE ENERGY, INC.

                                       AND

                              VAQUERO PARTNERS, LLC

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                            STOCK PURCHASE AGREEMENT

            This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of May 10, 2004 (the "Effective Date"), is made by and among ITERA HOLDINGS BV, a Netherlands company ("Buyer") and DUNE ENERGY, INC., a Delaware corporation (the "Company"). Vaquero Partners, LLC, a Texas limited liability company (the "LLC") joins this Agreement only as to Sections 4.4 and 4.14 and Articles III, VII and IX solely with respect to references to the LLC. Capitalized terms used herein and not otherwise defined have the meanings given them in Article VIII.

                                    RECITALS:

            A. The Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Sections 4(1) and 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act.

            B. The Buyer desires, upon the terms and conditions stated in this Agreement, to purchase from the Company that number of shares of the Company's common stock, par value $.001 per share (the "Common Stock"), that comprises 78% of the issued and outstanding shares of the Company's Common Stock immediately after such purchase by Buyer (the "Shares"), calculated on an as-converted, fully-diluted basis (assuming full conversion and exercise of all of the Company's outstanding convertible or exercisable securities and taking into effect the shares to be issued to The Altitude Group, LLC and Vaquero Oil & Gas, Inc., a Texas corporation ("VOG") as described in Sections 4.13 and 7.12 hereof and to Buyer pursuant to the Closing), for an aggregate purchase price of $12,000,000. The parties agree that the Shares are equal to 70,016,725 shares of the Company's Common Stock based on the information provided by Company to Buyer, but Buyer shall have the right to redetermine the Shares if it becomes aware of new information regarding the Company's capitalization that is not consistent with the representations and disclosures herein..

                                   AGREEMENT:

            In consideration of the premises and the mutual representations, warranties and covenants contained herein, the Company and the Buyer hereby agree as follows:

                                   ARTICLE I
                           PURCHASE AND SALE OF SHARES

            1.1. Purchase and Sale of Shares. At the Closing, subject to the terms of this Agreement and the satisfaction or waiver of the conditions set forth in Articles VI and VII hereof, the Company shall sell to the Buyer, and Buyer shall purchase from the Company, the Shares, and the Company shall cause its transfer agent to issue to Buyer a stock certificate evidencing ownership of such number of Shares.

            1.2. Payment at Closing. On the Closing Date, Buyer shall pay $11,000,000 for the Shares (which constitutes the balance of the purchase price owed to the Company after deduction of the Commitment Funds (as defined in Section 1.4 hereof), by wire transfer to the Company of immediately available funds in accordance with the written wire instructions furnished to the Buyer by the Company upon the execution hereof.


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

            1.3. Closing Date. Subject to the satisfaction or waiver of the conditions set forth in Articles VI and VII hereof, the Closing for the purchase of the Shares shall take place at 10:00 a.m. Eastern Time on May 12, 2004 or such other date or time agreed upon by each of the parties to this Agreement (the "Closing Date"). The Closing shall be held at the offices of Foley & Lardner LLP, 100 N. Tampa Street, Suite 2700, Tampa, Florida 33602, or at such other place as the parties agree.

            1.4. Commitment Funds. The parties acknowledge that Buyer has (i) already paid to Company the sum of $730,000 and (ii) agreed to pay the Company an additional $270,000 (collectively, the "Commitment Funds") pursuant to a Participation Letter Agreement executed as of April 7, 2004, and that pursuant to such agreement the Commitment Funds shall be applied as a credit against the purchase price of the Shares at the Closing.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

            Buyer hereby represents and warrants to the Company the following:

            2.1. Organization and Qualification. Buyer is a company duly incorporated, validly existing and in good standing under the laws of the Netherlands.

            2.2. Authority Relative to this Agreement. Buyer has full corporate power and authority to execute and deliver this Agreement and the agreements ancillary thereto (the "Ancillary Agreements") to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and authorized by all necessary action by the Board of Directors of Buyer, and no other action on the part of the Board of Directors of Buyer is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which Buyer is a party have been or will be, as applicable, duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery hereof by the Company, constitutes or will constitute, as applicable, a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

            2.3. No Conflicts. The execution and delivery by Buyer of this Agreement and the Ancillary Agreements to which it is a party does not, and the performance by Buyer of its obligations under this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of association or by-laws of Buyer;

                  (b) conflict with or result in a violation or breach of any Law or Order applicable to Buyer or its assets or properties; or

                  (c) (i) conflict with or result in a violation or breach of,
      (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require Buyer to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result of the terms of (except for (A) such consents approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or


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      federal securities laws; and (B) such filings as may be required under the
      HSR Act), or (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to.

            2.4. Investment Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission from Buyer in connection with this Agreement and the transactions contemplated hereby.

            2.5. Buyer Financing. Buyer has sufficient funds to enable it to pay the Purchase Price and to perform its obligations under this Agreement and the Ancillary Documents to which it is a party.

            2.6. Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any schedule to this Agreement furnished by Buyer pursuant to any provision of this Agreement or in any of the closing documents delivered pursuant to this Agreement or the Ancillary Agreements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

            2.7. Reliance on Exemptions. Buyer understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein to determine the availability of such exemptions and the eligibility of Buyer to acquire the Shares.

            2.8. Experience; Acquisition of Shares for Investment. Buyer is experienced in evaluating companies such as the Company, and has such knowledge and experience in financial and business matters to enable Buyer to evaluate the merits and risks of Buyer's prospective investment in the Company, and has the ability to bear the economic risks of the investment in the Shares. Buyer is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act and has been afforded the opportunity to ask questions and receive answers regarding the Company and has reviewed the data and information it requested from Company in connection with this Agreement. Buyer is acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares. Buyer agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of
(i) without registration under the Securities Act except pursuant to an exemption from such registration available under the Securities Act and (ii) except in accordance with any applicable provisions of state securities laws.

            2.9. No Public Offering. Buyer has not received any information relating to the Shares or the Company, and is not purchasing the Shares as a result of, any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or pursuant to any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

            2.10. Certain Payments. Buyer has not directly or indirectly, in violation of applicable Law, made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property, or services (a) to obtain favorable treatment in securing business; (b) to pay for favorable treatment for business secured; or (c) to obtain special concessions or for special concessions already obtained, for or in respect of Buyer.


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

            2.11. Absence of Litigation. There is no Action or Proceeding before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Buyer's knowledge, threatened against or affecting the Buyer, any of its officers or directors acting as such, that could, individually or in the aggregate, have a material adverse effect on the assets, liabilities, financial condition or results of operation of the Buyer, taken as a whole, or any effect on the ability of the Buyer to perform its obligations pursuant to the transactions contemplated by this Agreement or under the agreements or instruments to be entered into or filed in connection herewith.

                                  ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CERTAIN OTHER PERSONS

            Subject to such matters as are disclosed in the Company's SEC Documents, the Company and the LLC (with respect to matters relating to the LLC only) represent and warrant to the Buyer that:

            3.1. Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and its sole subsidiary, the LLC, are duly qualified to do business and are in good standing in every jurisdiction in which the nature of the business conducted by them makes such qualification necessary, except where the failure to be so qualified or in good standing in each such jurisdiction would not have a Material Adverse Effect. The LLC is duly organized, validly existing and in good standing under the laws of the State of Texas, with full corporate power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

            3.2. Authorization; Enforcement. (a) (i) The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to deliver the Shares in accordance with the terms hereof; (ii) the execution, delivery and performance of each of this Agreement and the Ancillary Agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance and sale of the Company Shares, have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors or its shareholders is required; (iii) each of this Agreement and the Ancillary Agreements have been or will be duly executed by the Company; and (iv) each of this Agreement and the Ancillary Agreements constitutes or will upon execution constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity. (b)
(i) The LLC has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the Ancillary Agreements; (ii) the execution, delivery and performance of each of this Agreement and the Ancillary Agreements by the LLC have been duly authorized by the Company's Manager and no further consent or authorization of the LLC, its Manager or its members is required; (iii) each of this Agreement and the Ancillary Agreements have been or will be duly executed by the LLC; and (iv) each of this Agreement and the Ancillary Agreements constitutes or will upon execution constitute a legal, valid and binding obligation of the LLC enforceable against the LLC in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.


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

            3.3. Capitalization. The authorized capital stock of the Company consists of (i) 100,000,000 shares of the Common Stock, of which 15,100,757 shares are issued and outstanding; and (ii) 1,000,000 shares of preferred stock, par value $.001 per share, 650,000 of which have been designated as Series A Convertible Preferred Stock, of which 222,222 shares are issued and outstanding (convertible into 444,444 shares of Common Stock). Except as set forth on
Schedule 3.3, the Company has not issued any capital stock since May 5, 2004. All of such outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. The Company Shares have been duly authorized, and when delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, free from all taxes, liens, claims, encumbrances and charges with respect to the delivery thereof (other than those imposed through acts or omissions of Buyer). No shares of capital stock of the Company, including the Shares, are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Other than pursuant to this Agreement and as described on Schedule 3.3 hereto, there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims, antidilution protection or other commitments or rights of any character whatsoever that could require the Company to issue additional shares of capital stock of the Company or adjust the purchase or exercise price of any such instrument. Except as set forth on Schedule 3.3, there are no agreements or arrangements, including any set forth in the SEC Documents, under which the Company is obligated to register the sale of any of its Shares under the Securities Act. Assuming the accuracy of each of the representations and warranties of the Buyer contained in Section 2, the issuance by the Company of the Company Shares is exempt from registration under the Securities Act. A true, complete and correct listing of all of the Company's wholly- or partially-owned subsidiaries and the Company's ownership interest in each is set forth on
Schedule 3.3 hereto.

            3.4. No Conflicts; No Violation.

            (a) The execution, delivery and performance of each of this Agreement and the Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby including, without limitation, the delivery of the Shares will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws of the Company or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries, including the LLC, is a party, or (iii) assuming the accuracy of the representations of the Buyer, result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company, any of subsidiaries including the LLC, or its securities are subject), applicable to the Company or by which any property or asset of the Company or any of its subsidiaries, including the LLC, is bound or affected, except in the case of clauses (ii) and (iii) for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of each of this Agreement and the Ancillary Agreements by the LLC will not (A) conflict with or result in a violation of any provision of the Articles of Organization or Operating Agreement of the LLC or (B) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the LLC is a party, or (C) assuming the accuracy of the representations of the Buyer, result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the LLC is subject), applicable to the LLC or by which any property or asset of the LLC is bound or affected, except in the case of clauses (B) and (C) for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.


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            (b) The Company is not in violation of its Articles of Incorporation or By-laws. To the knowledge of the Company, the Company is not in violation of any law, ordinance or regulation of any governmental entity. The Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under any agreement, indenture or instrument to which the Company or any of its subsidiaries, including the LLC, is a party or by which any property or assets of the Company or any of its subsidiaries, including the LLC, is bound or affected, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The LLC is not in violation of its Articles of Organization or Operating Agreement. To the knowledge of the LLC, the LLC is not in violation of any law, ordinance or regulation of any governmental entity. The LLC is not in default (and no event has occurred which with notice or lapse of time or both could put the LLC in default) under any agreement, indenture or instrument to which the LLC is a party or by which any property or assets of the LLC is bound or affected, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

            3.5. Approvals. Assuming the accuracy of the representations of the Buyer, except for the filing of a Form D and as may be required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency for it to execute, deliver or perform any of its obligations under this Agreement, in accordance with the terms hereof, or sell the Shares in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date.

            3.6. SEC Documents; Financial Statements. Since January 1, 2002, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (the Company's 10-QSB for the quarter ended September 30, 2003 and its 10-KSB for the year ended December 31, 2003, together with all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein are referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that information contained in any SEC Filings has been revised or superseded by a later-filed SEC Document filed and publicly available prior to the date hereof. The financial statements of the Company included in the SEC Documents have been prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The financial statements and notes contained or incorporated by reference in the SEC Documents fairly present the financial condition and the results of operations, changes in shareholders' equity and cash flow of the Company as at the respective dates of any for the periods referred to in such financial statements, all in accordance with GAAP and Regulation S-X of the SEC, subject, in the case of interim financial statements, to year-end adjustments and the omission of notes to the extent permitted by Regulation S-X of the SEC.

            3.7. Absence of Certain Changes. Except as disclosed in the SEC Documents and Schedule 3.7, since December 31, 2003, (i) there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company and its subsidiaries, including the LLC, taken as a whole; (ii) the Company has not


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taken any steps to seek protection pursuant to any bankruptcy law nor does the
Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so; and (iii) there has not been:

            (a) any declaration, accrual, set aside or payment of any dividend or any other distribution in respect of any shares of capital stock of the Company, or any repurchase, redemption or any other acquisition by the Company of any shares of capital stock or other securities;

            (b) any amendment to any governing document of the Company or the LLC or any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction involving the Company or LLC;

            (c) any creation of any subsidiary of the Company or acquisition by the Company of any equity or other interest in any other Person;

            (d) except as contemplated in that certain Participation Letter Agreement dated as of April 7, 2004, between Buyer and the LLC (the "Participation Letter Agreement") any capital expenditure by the Company or the LLC which exceeds $100,000 in the aggregate;

            (e) any sale of a LLC Oil and Gas Property;

            (f) except in the ordinary course of business, any action by the Company to (i) enter into, or suffer any of the assets owned or used by it to become bound by, any Company Material Contract (hereinafter defined), of (ii) amend or terminate, or waive any material right or remedy under, any Company Material Contract; or

            (g) except as contemplated in the Participation Letter Agreement, any (i) acquisition, lease or license by the Company of any material right or other material asset from any Person; (ii) sale or other disposition or lease or license by the Company of any material right or other material asset to any Person or (iii) waiver or relinquishment by the Company of any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business.

            The parties acknowledge that the Company has declared a 1 for 2 reverse stock split of its outstanding shares of capital stock effective as of May 21, 2004.

            3.8. No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced or disclosed in an SEC Document.

            3.9. Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

            3.10. Absence of Litigation. Except as disclosed in the SEC Documents, there is no Action or Proceeding before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its officers or directors acting as such, or any of its subsidiaries, including the LLC, that could, individually or in the aggregate, have a Material Adverse Effect.


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

            3.11. Intellectual Property Rights. The Company and its subsidiaries, including the LLC, own or possess the licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct its business as now operated (the "Intellectual Property"), except where the failure to possess such licenses or rights to use would not have, individually or in the aggregate, a Material Adverse Effect. None of the Company's or its subsidiaries' Intellectual Property have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or any of its subsidiaries of Intellectual Property of others. There is no Action or Proceeding being made or brought, or to the knowledge of the Company, being threatened against the Company or any of its subsidiaries regarding the Company's or its subsidiaries' Intellectual Property. The Company is unaware of any facts or circumstances which might reasonably give rise to any of the foregoing infringements or Actions or Proceedings. The Company and its subsidiaries, including the LLC, have taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties.

            3.12. Tax Status. The Company represents that as of the date hereof and as of the Closing Date (i) all Tax returns, statements, reports and forms (including estimated tax or information returns and reports)(collectively, the "Returns") required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of the Company or any subsidiary, including the LLC (except for those Returns relating to the Company's taxable years ended October 31, 2001, 2002 and 2003 (the "Unfiled Returns")), have, to the extent required to be filed on or before the date hereof, been filed when due in accordance with all applicable laws; unless and only to the extent that the Company or a subsidiary, including the LLC, has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes; (ii) as of the time of filing, the Returns correctly reflected the facts regarding the income, business assets, operations, activities and status of the Company, its subsidiaries, including the LLC, and any other information required to be shown therein; (iii) all Taxes shown as due and payable on the Returns that have been filed have been timely paid, or withheld and remitted to the appropriate Taxing Authority and no Taxes should have been shown as due and payable on the Unfiled Returns; (iv) the charges, accruals and reserves for taxes with respect to the Company and its subsidiaries, including the LLC, for any Pre-Closing Tax Period (including any Pre-Closing Tax Period for which no Return has yet been filed) reflected on the books of the Company and its subsidiaries (excluding any provision for deferred income taxes) are adequate to cover such Taxes; (v) all Returns filed with respect to Tax years of the Company and its subsidiaries, including the LLC, through the Tax year ended October 31, 2003, have been examined and closed or are Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired; (vi) neither the Company nor any subsidiary, including the LLC, is delinquent in the payment of any Tax or has requested any extension of time within which to file any Return and has not yet filed such Return; (vii) neither the Company nor any subsidiary, including the LLC, (or any member of any affiliated, consolidated, combined or unitary group of which the Company or any subsidiary is or has been a member) has granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired;
(viii) there is no claim, audit, Action or Proceeding now pending or threatened against or with respect to the Company or any subsidiary, including the LLC, in respect of any Tax; there are no requests for rulings or determinations in respect of any Tax pending between the Company or any subsidiary, including the LLC, and any Taxing Authority; (ix) neither the Company nor any subsidiary, including the LLC, owns any interest in real property in any jurisdiction in which a Tax is imposed on the transfer of a controlling interest in an entity that owns any interest in real property; (x) there are no liens for Taxes upon the assets of the Company or any subsidiary, including the LLC, except liens for current Taxes not yet due; (xi) Company is not subject to withholding under
Section 1445 of the Code with respect to any transaction contemplated hereby;
(xii) neither the Company nor any subsidiary, including the LLC, will be required to include any adjustment in taxable income for any Post-Closing Tax Period under Section 481(c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for a Pre-Closing Tax Period or pursuant to the provisions of any agreement entered into with any Taxing Authority with regard to the Tax liability of the company or any subsidiary for any Pre-Closing Tax Period; (xiii) neither the Company nor any subsidiary, including the LLC, has been a member of an affiliated, consolidated, combined or unitary group other than one of which Company was the common parent or participated in any other arrangement whereby any income, revenues, receipts, gain, loss or Tax asset of the Company or any subsidiary, including the LLC, was determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, asset, liability or Tax asset of any other person; (xx) neither the Company nor any subsidiary, including the LLC, is currently under any contractual obligation to pay any amounts of the type described in clause (ii) or (iii) of the definition of "Tax"; and (xxi) Schedule 3.12 contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is property payable by the Company or any subsidiary, including the LLC.

            3.13. Assets; Contracts and Agreements; Vendors and Customers.

            (a) Schedule 3.13(a) sets forth all of the assets of the Company, other than Company Material Contracts (defined in subsection (b) hereof).

            (b) Schedule 3.13(b) sets forth all material contracts, including oil, gas and mineral leases (the "Leases") and assignments, to which the Company or the LLC is a party (each, a "Company Material Contract"), including, but not limited to, contracts (i) relating to indebtedness for borrowed money in an amount exceeding $1 million, (ii) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (iii) that obligates the Company or the LLC to make any payments or issue or pay anything of value to any director, officer, key employee or consultant, (iv) that limit or purport to limit the ability of the Company or the LLC to compete in the United States oil and gas exploration, production and marketing business with any Person in any geographic area or during any period of time, (v) that includes any material indemnification, contribution or guarantee obligations, (vi) that relate to capital expenditures involving total payments of more than $500,000, (vii) requiring annual or remaining payments in excess of $100,000 after the date hereof, (viii) that is a seismic license agreement, (ix) that is a fixed price commodity sales agreement with a remaining term of more than 60 days or (x) that obligates the Company or the LLC to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Each such Company Material Contract (x) is valid and binding on the parties thereto and is in full force and effect and (y) upon consummation of the contemplated transactions as set forth in this Agreement shall continue in full force and effect.

            (b) The Company is not in default in any material respect under any Company Material Contract to which it is a party or by which it or any of its properties or assets is bound.

            (c) Schedule 3.13(c) sets forth all key vendors and customers of the Company and the LLC.

            3.14. LLC Oil and Gas Properties.

            (a) The Company has furnished Buyer with a copy of the Company Reserve Reports. The factual, non-interpretive data on which the Company Reserve Reports were based for purposes of estimating the oil and gas reserves set forth in the Company Reserve Reports and in any supplements thereto or update thereof furnished to Buyer was accurate.

            (b) The LLC has Defensible Title in and to the oil and gas properties forming the basis for the proved reserves reflected in the Company Reserve Reports (the "LLC Oil and Gas Properties"), free and clear of any Encumbrances, except Permitted Encumbrances (as defined in (d) below).

            (c) As used herein, the term "Defensible Title" means such interest in production from the LLC Oil and Gas Properties in the Company Reserve Reports that entitles the holder thereof to receive not materially less than the interest set forth in the Company Reserve Reports with respect to such property under the caption "Revenue Interest" or "NRI" without reduction during the life of such property except as stated in such reserve report; and obligates the holder thereof to pay costs and expenses relating to each such property in a proportion not materially greater than the interest set forth under the caption "Working Interest" or "WI" in the Company Reserve Reports with respect to such property, without increase over the life of such property except as shown on the Company Reserve Reports.

            (d) As used herein, the term "Permitted Encumbrances" shall mean:

                  (i) lessors' royalties, overriding royalties, division orders, reversionary interests and net profits and similar burdens which do not operate to reduce the net revenue interests in any property below those set forth in the Company Reserve Reports;

                  (ii) the terms and conditions of the Leases related to the LLC Oil and Gas Properties and all agreements, orders, instruments and declarations to which the Leases are subject and that are customary and acceptable in the oil and gas industry in the area of the particular property;

                  (iii) liens arising under operating agreements, pooling, unitization or communitization agreements, and similar agreements of a type and nature customary in the oil and gas industry and securing payment of amounts not yet delinquent;

                  (iv) liens securing payments to mechanics and materialmen, and liens securing payment of taxes or assessments, which liens are not yet delinquent or, if delinquent, are being contested in good faith in the ordinary course of business;

                  (v) conventional rights of reassignment obligating the Company to reassign its interests in a portion of the LLC Oil and Gas Properties to a third party in the event the Company intends to release or abandon such interest;

                  (vi) calls on or preferential rights to purchase production at not less than prevailing prices;

                  (vii) covenants, conditions, and other terms to which the LLC Oil and Gas Properties are subject that are not such as to materially interfere with the operation, value, use and enjoyment of the LLC Oil and Gas Properties;

                  (viii) rights reserved to or vested in any Governmental or Regulatory Authority to control or regulate any of the LLC Oil and Gas Properties in any manner, and all applicable laws, rules, regulations and orders of any such Governmental or Regulatory Authority; and

                  (ix) easements, rights-of-way, servitudes, permits, surface leases, and other surface uses on, over or in respect of any of the LLC Oil and Gas Properties that would not materially interfere with the operation of the LLC Oil and Gas Properties.

            (e) The Leases are in good standing, valid and effective and all royalties, rentals and other payments due by the LLC to any lessor of any such leases have been properly paid. All major items of operating equipment of the Company and the LLC are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted.

            (f) Schedule 3.14 sets forth the Company's material future, hedge, swap, collar, put, call, floor, cap, option and other contracts intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of hydrocarbons as of the date hereof.

            (g) Except for gas balancing agreements containing customary provisions, the LLC is not obligated under, by virtue of a prepayment arrangement, a "take or pay" arrangement, a production payment or any other arrangement, to deliver hydrocarbons produced from the LLC Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor. Schedule 3.14 sets forth the net amount that the LLC Oil and Gas Properties are, in the aggregate, either "over-produced" or "under-produced."

            (h) Other than as expressly set forth in this Section 3.14, the Company makes no representation or warranty, and hereby disclaims any representation or warranty, that the reserve estimates, cost and cash flow estimates, oil and gas commodity price estimates, other price estimates or production or flow rate estimates contained in the Company Reserve Reports, or in any supplement thereto or update thereof, are complete, accurate or not misleading, such estimates being predicted as to future events which are inherently subject to incompleteness, inaccuracy and uncertainty.

            3.15. Environmental Matters. The Company and the LLC are in substantial compliance with all applicable Environmental Laws, and neither the Company nor the LLC has received any order, notice, or other communication regarding a current, unresolved violation of any applicable Environmental Law from (a) any Governmental or Regulatory Authority, or (b) the current or prior owner or operator of any Site. No Site is a current or proposed Environmental clean-up Site, and there are no liens, restrictions, assessments or easement or any other encumbrance under or pursuant to any Environmental Law on any Site. To the Company's knowledge, there is no (i) underground storage tank, active or abandoned; (ii) polychlorinated biphenyl-containing equipment; (iii) asbestos-containing material; (iv) radon; (v) lead-based pain; or (vi) urea formaldehyde at any Site. There have been no environmental investigations, studies, audits, tests, review or other analyses conducted by the Company with respect to any Site which have not been delivered to Buyer prior to execution of this Agreement. None of Company, LLC, any predecessor of Company or LLC, or any entity previously owned by Company or LLC is subject to any Environmental Liabilities.

            For purposes of this Section 3.15, "Environmental Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law and consisting of or relating to:

      (a) any environmental conditions or pollution (including on-site or off-site contamination and regulation of chemical substances or products);

      (b) fines, penalties, judgments, awards, settlements, legal or administrative Proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law; or

      (c) any other compliance, corrective, investigative, or remedial measures required under Environmental Law.

      The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended.

            3.16. ERISA Compliance. The Company has no Benefit Plan, Plan or Multiemployer Plan.

      For purposes of this Section 3.16, the following defined terms shall apply:

      "Benefit Plan" means any "employee benefit plans" (as defined in Section 3(3) of ERISA), bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other material employee benefit plans, programs, arrangements or agreements currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any Person that, together with the Company, is treated as a single employer under Section 414 of the Code for the benefit of any current or former employees, officers, directors or independent contractors of the Company and with respect to which the Company has any liability.

      "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

      "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

      "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group may have any liability.

            3.17. Employee and Labor Matters.

            (a) There is no labor strike, dispute, slowdown, work stoppage or lockout actually pending against or affecting the Company and, during the past 12 months, there has not been any such action;

            (b) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company;

            (c) none of the employees of the Company are represented by any labor organization and the Company has no knowledge of any current union organizing activities among the employees of the Company;

            (d) there is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board;

            (e) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Company pending before the National Labor Relations Board;

            (f) there are no pending citations, relating to the Company before the Occupational Safety and Health Administration;

            (g) there are no pending claims by any current or former employee of the Company or any employment-related claims or investigations by any Governmental or Regulatory Authority, including any charges to the Equal Employment Opportunity Commission or state employment practice agency, investigations regarding compliance with federal, state or local wage and hour laws, audits by the Office of Federal Contractor Compliance Programs, complaints of sexual harassment or any other form of unlawful harassment, discrimination, or retaliation; and

            (h) in the last 12 months, the Company has not effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company, nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law.

            3.18. Certain Payments. The Company has not directly or indirectly, in violation of applicable Law, made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property, or services (a) to obtain favorable treatment in securing business; (b) to pay for favorable treatment for business secured; or (c) to obtain special concessions or for special concessions already obtained, for or in respect of the Company.

            3.19. Compliance with Laws; Permits. (a) The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any applicable Law with respect to the conduct of its business or the ownership or operation of its business; and (b) the Company has all permits, licenses, easements, variations, exemptions, consents, certificates, approvals, authorizations and registrations (collectively, "Permits") with and under all federal, state and local Laws, and from all Governmental or Regulatory Authorities required by it to carry on its business as currently conducted.

            3.20. No Integrated Offering; Past Compliance with Securities Laws. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances within the prior six months that would require registration under the Securities Act of the delivery of the Shares to the Buyer. Since May 7, 2003, the Company has conducted all offerings of shares of its capital stock and consummated all issuances of shares of its capital stock in compliance with all requirements the securities Laws, including the Securities Act. To the Company's knowledge after reasonable inquiry, there are no rights of rescission available to any Person, and no basis for any claim against the Company by any Person exists, with respect to the Company's issuances of shares of its capital stock.

            3.21. No Brokers. The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except as described on Schedule 3.21.

            3.22. Insurance. Neither the Company nor the LLC maintains insurance of any type.

            3.23. No General Solicitation. Since May 7, 2003, neither the Company nor, to the knowledge of the Company, any person acting for the Company, has conducted any "general solicitation" (as such term is defined in Regulation
D) with respect to any of the Common Stock being offered hereby.

            3.24. No Agreement for Sale Proceeds. The Company has not entered into any agreement, arrangement or commitment whereby the Company would be obligated to apply the proceeds from the Closing to redeem any outstanding shares of its capital stock or pay any dividend or distribution with respect of any of Company's shares of capital stock.

            3.25. Application of Takeover Protections; Rights Agreement. The transactions contemplated by this Agreement, including without limitation the sale and delivery of the Shares, will not trigger any control share acquisition, business combination, or other similar anti-takeover provision under the Articles of Incorporation or the laws of the state of the Company's incorporation. The Company does not have a "poison pill" or stockholder rights plan in effect.

            3.26. Investment Company Status. The Company is not and upon consummation of the sale of the Shares will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

            3.27. Disclosure. No representation or warranty made by Company and/or the LLC that is contained in this Agreement, and no statement contained in any schedule to this Agreement furnished to Buyer pursuant to any provision of this Agreement or in any of the closing documents delivered by Company pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading..

            3.28. Subsequent Wells. With respect to all wells located on the property covered under the Welder Property Lease and under the options to lease additional acreage from the Welder family that are drilled subsequent to the "Initial Well" described in the Participation Letter Agreement, VOG may not, without the prior approval and consent of the LLC, take any action or enter into any agreements or understandings which would reduce below 85% the Company's working interest in all such wells.

                                   ARTICLE IV
                                    COVENANTS

            4.1. Best Efforts. Each party shall use its best efforts to satisfy in a timely fashion each of the conditions to be satisfied by it under Articles VI and VII of this Agreement.

            4.2. Form D; Blue Sky Laws. The Company shall file a Notice of Sale of Shares on Form D with respect to the Shares, if required under Regulation D. The Company shall take such action as it reasonably determines to be necessary, if any, to qualify the Shares for sale to the Buyer under this Agreement under applicable securities (or "blue sky") laws of the states of the United States (or to obtain an exemption from such qualification).

            4.3. Reporting Status. The Common Stock is registered under Section 12 of the Exchange Act. Prior to May 15, 2006, the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

            4.4. Expenses. Except as set forth in Section 4.5, the Company, the LLC and Buyer are liable for, and shall pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys' and consultants' fees and expenses.

            4.5. Taxes. All Returns not required to be filed on or before the date hereof (i) will be filed when due in accordance with all applicable laws and (ii) as of the time of filing will correctly reflect the facts regarding the income, business, assets, operations, activities and status of the company, its subsidiaries and any other information required to be shown therein. Neither the Company nor any subsidiary shall reserve any amount for or make any payment of Taxes to any person or any Taxing Authority, except for such Taxes as are due or payable or have been properly estimated in accordance with applicable law as applied in a manner consistent with past practices. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer tax and any similar Tax) shall be paid by Company when due, and Company will, at its own expense, file all necessary Tax returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, Buyer will, and will cause its Affiliates to, join in the execution of any such tax returns and other documentation. All Unfiled Returns will be filed no later than three (3) weeks following the Closing Date.

            4.6. No Integration. The Company will not make any offers or sales of any security (other than the Company Shares) under circumstances that would cause the offering of the Company Shares to be integrated with any other offering of securities by the Company (i) for the purpose of any shareholder approval provision applicable to the Company or its securities or (ii) for purposes of any registration requirement under the Securities Act.

            4.7. Sales by Buyer. Buyer will sell any Shares in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. Buyer shall not make any sale, transfer or other disposition of the Shares in violation of federal or state securities laws.

            4.8. Certain Key Employees. The Company shall retain certain key employees, namely Alan Gaines, Amiel David and Richard Cohen, to continue to be involved in the management of the Company's affairs for a period of at least one
(1) year from the Closing Date pursuant to employment agreements and noncompetition and nonsolicitation agreements to be executed and delivered on the Closing Date in substantially the form attached hereto as Exhibit C.

            4.9. Due Diligence. Between the Effective Date and the earlier of the Closing Date or the termination of this Agreement pursuant to Article V, upon reasonable notice the Company shall (a) give Buyer and its officers, employees, accountants, actuaries, counsel, financing sources and other agents and representatives (collectively, the "Buyer Representatives") full access during normal business hours to all buildings, offices, Sites and other facilities and to all books and records of the Company and the LLC, whether located on the premises of the Company or at another location; (b) permit Buyer and the Buyer Representatives to make such inspections during normal business hours as they may require; (c) cause its officers to furnish Buyer and the Buyer Representatives such financial, operating, technical, actuarial and cost data and other information with respect to the business, assets, Sites and Taxes of the Company and the LLC as Buyer and the Buyer Representatives from time to time may request, including without limitation financial statements, schedules and work papers; and (d) allow Buyer and the Buyer Representatives the opportunity to interview during normal business hours such officers, employees, accountants, actuaries, counsel and other personnel of the Company and its Affiliates; provided, however, that no investigation pursuant to this Section 4.9 shall affect or be deemed to modify any representation or warranty made by any of Company and the LLC.

            4.10. Confidentiality. Each of the parties hereto hereby agrees to keep, and agrees to cause its officers, directors, employees, stockholders, members, attorneys, investment advisors, agents, representatives, or Affiliates to keep, the existence of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 4.9, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of Law, or a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality of the disclosing party or any other party with respect to such information, (c) became known to the public through no fault of such party,
(d) is later lawfully acquired by such party without confidentiality restrictions from other sources not bound by applicable confidentiality restrictions, (e) is required to be disclosed by order of court or Governmental or Regulatory Authority with subpoena powers (provided that such party shall have provided the other party with prior notice of such order and an opportunity to object or seek a protective order and take any other available action), (f) is disclosed without obligation of confidentiality in the course of any Action or Proceeding between any of the parties hereto or (g) is required to be disclosed under applicable Law in connection with (i) any approvals required to be obtained from Governmental or Regulatory Authorities; or (ii) the solicitation of the approval by the shareholders of the Company of this Agreement, all as determined in good faith by Buyer's and the Company's outside counsel.

            4.11. No Solicitation. Until the earlier of the Closing Date or the date of termination of this Agreement pursuant to Article V hereof, the Company will not take, nor will the Company permit any of the Company's officers, directors, employees, stockholders, members, attorneys, investment advisors, agents, representatives, or Affiliates (collectively, "Representatives") to (directly or indirectly), take any of the following actions with any Person other than Buyer and its designees: (a) solicit, encourage, initiate, entertain, accept receipt of, review or encourage any proposals or offers from, or participate in or conduct discussions with or engage in negotiations with, any Person relating to any offer or proposal, oral, written or otherwise, formal or informal (a "Competing Proposed Transaction"), with respect to any possible business combination with the Company or any of its subsidiaries or Affiliates (whether such subsidiaries are in existence on the date hereof or are hereafter organized), (b) provide information with respect to the Company to any Person, other than Buyer, relating to (or which the Company believes would be used for the purpose of formulating an offer or proposal with respect to), or otherwise assist, cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible business combination with the Company or any of its subsidiaries or Affiliates (whether such subsidiaries are in existence on the date hereof or are hereafter organized), (c) agree to, enter into a Contract with any Person, other than Buyer, providing for, or approve a business combination with the Company or any of its subsidiaries or Affiliates (whether such subsidiaries are in existence on the date hereof or are hereafter organized), (d) make or authorize any statement, recommendation, solicitation or endorsement in support of any possible business combination with the Company or any of its subsidiaries or Affiliates (whether such subsidiary is in existence on the date hereof or are hereafter organized) other than by Buyer, or (e) authorize or permit any of the Company's Representatives to take any such action. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with any Person relating to any such transaction or business combination. In addition to the foregoing, if the Company receives, prior to the Closing Date or the termination of this Agreement any offer or proposal (formal or informal, oral, written or otherwise) relating to, or any inquiry or contact from any Person with respect to, a Competing Proposed Transaction, the Company shall immediately notify Buyer thereof and provide Buyer with the details thereof, including the identity of the Person or Persons making such offer or proposal, and will keep Buyer fully informed on a current basis of the status and details of any such offer or proposal and of any modifications to the terms thereof; provided, however, that this provision shall not in any way be deemed to limit the obligations of the Company and its Representatives set forth in the previous sentence.

            4.12. Disclosure of Transactions and Other Material Information. No later than the third business day following the Effective Date of this Agreement the Company shall issue a press release describing the terms of the transaction contemplated in this Agreement (the "Press Release") and shall file a report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act, and attaching the Agreement and any material Ancillary Agreement as exhibits to such filing (including all attachments, the "8-K Filing"). Neither the Company nor Buyer shall issue any press releases or make any other public statements (whether or not in response to any inquiry) with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) Foley & Lardner LLP shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

            4.13. Amendment to Consulting Agreement. The Company shall not have executed any additional amendments or side letters, or entered into any oral agreements or understandings, relating to the Consulting Agreement entered into between the Company and Altitude Group, LLC on the 11th day of February, 2004, as amended on March 23, 2004 and April 1, 2004, which latest amendment stated that at Closing, The Altitude Group, LLC shall (i) be paid a cash commission equal to 10% of the gross proceeds received by the Company and (ii) be issued such number of shares of Common Stock equal to 5% of the shares of the Company's Common Stock issued and outstanding immediately before the Closing, calculated on an as-converted, fully-diluted basis.

            4.14. LLC Obligation to Obtain Certain Executed Documents. The LLC shall obtain and deliver, or caused to be delivered, to the Company the assurances and executed documents referred to in Section 7.11.

            4.15. Board Matters. Immediately following the Closing, all vacancies on the Company's Board of Directors shall be filled and the reconstituted Board shall approve the execution and delivery of the Employment Agreements referred to in Section 7.5 hereof.

                                    ARTICLE V
                                   TERMINATION

            5.1. Termination. Except as provided in Section 5.2 below, this Agreement may be terminated and the transaction contemplated by this Agreement cancelled at any time prior to the Closing Date:

                  (a) by mutual written agreement of Buyer and the Company;

                  (b) by Buyer or the Company if: (i) the Closing Date has not occurred before 5:00 p.m. (Eastern Time) on May 18, 2004 (provided, however, that the right to terminate this Agreement under this Section 5.2(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the transaction; (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transaction by any Governmental or Regulatory Authority that would make consummation of the transaction illegal; or (iv) any of the approvals required to be obtained from any Governmental or Regulatory Authority to permit the consummation of the transaction shall be denied, and any applicable periods to appeal such decision shall have expired (provided, however, that the right to terminate this Agreement under this Section 5.2(b)(iv) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure to obtain such approval).

                  (c) by Buyer if there shall be any action taken, or any Law or Order enacted, promulgated or issued or deemed applicable to the transaction, by any Governmental or Regulatory Authority, which would prohibit Buyer's ownership or operation of all or any portion of the business of the Company.

                  (d) by Buyer if (i) any representation or warranty of the Company or LLC is not true and correct in any material respect either on the date of this Agreement or at the Closing, and, if such breach of a representation or warranty is capable of being cured, such breach shall not have been fully cured within 15 days following delivery by Buyer to the Company of written notice of such breach, or (ii) the Company or the LLC shall not have complied in full with any covenant or agreement contained in this Agreement, and, if such failure to comply is capable of being cured, such non-compliance shall not have been fully cured within 15 days following delivery by Buyer to the Company of written notice of such non-compliance, or (iii) any Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of any indebtedness under any applicable Laws; or

                  (e) by the Company if (i) any representation or warranty of Buyer is not true and correct in any material respect either on the date of this Agreement or at the Closing, and, if such breach of a representation or warranty is capable of being cured, such breach shall not have been fully cured within 15 days following delivery by the Company to Buyer of written notice of such breach, or (ii) Buyer shall not have complied in full with any covenant or agreement contained in this Agreement, and, if such failure to comply is capable of being cured, such non-compliance shall not have been fully cured within 15 days following delivery by the Company to Buyer of written notice of such non-compliance, or (iii) Buyer makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Buyer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of any indebtedness under any applicable Laws.

            5.2. Effect of Termination. In the event of a valid termination of this Agreement as provided in Section 5.1, (i) this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the LLC, Buyer, or the Company, or their respective officers, directors, managers, members, shareholders or Affiliates; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 4.10, 4.11, 4.12, Section 5.2 and Articles IX and X, and the applicable definitions set forth in Article VIII, of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

                                   ARTICLE VI
                 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

            The obligations of the Company under Article I of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions. These conditions are for the benefit of the Company and may be waived by the Company in whole or in part at any time in its sole discretion:

            6.1. The Buyer shall have executed this Agreement and the Ancillary Agreements and shall have delivered such executed agreements to the Company.

            6.2. The Buyer shall have delivered the purchase price for the Shares to the Company in accordance with this Agreement.

            6.3. The representations and warranties of the Buyer must be true and correct in all material respects as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be correct as of such date), and the Buyer shall have performed and complied with the covenants and conditions required by this Agreement to be performed or complied with by the Buyer at or prior to the Closing.

            6.4. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                                  ARTICLE VII
                  CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE

            The obligation of Buyer hereunder to purchase the Shares from the Company at the Closing is subject to the fulfillment at or before the Closing of each of the following conditions. These conditions are for Buyer's benefit and may be waived by Buyer at any time in its sole discretion:

            7.1. The Company shall have executed this Agreement and the Ancillary Agreements and shall have delivered such executed agreements to Buyer.

            7.2. The representations and warranties of the Company and the LLC must be true and correct in all material respects as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be true and correct as of such date), and the Company and the LLC must have performed and complied with the covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company and the LLC (as the case may be) at or prior to the Closing.

            7.3. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

            7.4. Buyer shall have received an opinion of counsel to the Company and to the LLC, dated as of the Closing Date, in form reasonably satisfactory to the Buyer, addressing the matters set forth in Exhibit B hereto.

            7.5. Buyer shall have received fully-executed employment agreements in substantially the form attached hereto as Exhibit C from each of Alan Gaines, Amiel David and Richard Cohen.

            7.6. Any liens or security interests placed on the Sites or the assets of the Company shall have been released or shall have been expressly approved by Buyer.

            7.7. All consents, reviews and approvals from Governmental or Regulatory Authorities that are necessary to complete the transactions contemplated in this Agreement, including but not limited to Hart-Scott-Rodino Act of 1976 requirements, will have been obtained.

            7.8. Any legally required consents of any lender or financial institution, the Board of Directors of Buyer and Company and the consent of the shareholders of Company, shall have been obtained.

            7.9. The Company's Board of Directors shall have amended the Company's By-laws to (i) increase the number of directors to seven (7); and (ii) designate new officer positions of Chief Executive Officer, Chief Financial Officer and Chief Operating Officer.

            7.10. The Company shall have delivered to Buyer (i) a certificate, executed by the Chairman/CEO of the Company and dated as of the Effective Date, certifying that the conditions set forth in Sections 7.2 have been fulfilled;
(ii) a certificate attaching (A) copies of the resolutions approving the transactions contemplated in this Agreement as adopted by the Company's Board of Directors, (B) the Articles of Incorporation and By-laws as in effect immediately prior to the Effective Date; and (C) a certificate of good standing of Company issued by the Secretary of State of the State of Delaware as of a date not more than ten (10) days prior to the Closing Date, certified in the case of (A) and (B) as of the Effective Date by the Secretary of the Company as being true, correct and complete.

            7.11. The LLC shall have delivered to Buyer (i) a certificate, executed by the Manager of the LLC and dated as of the Effective Date, certifying that the conditions set forth in Sections 7.2 as relate to the LLC have been fulfilled; (ii) a certificate attaching (A) copies of the resolutions of the LLC's Manager approving the LLC's joinder to this Agreement, (B) the Articles of Organization and Operating Agreement as in effect immediately prior to the Effective Date; and (C) a certificate of good standing of the LLC issued by the Secretary of State of the State of Texas as of a date not more than ten
(10) days prior to the Closing Date, certified in the case of (A) and (B) as of the Effective Date by the Manager of the LLC as being true, correct and complete.

            7.12. The Company shall have issued an additional 58,333 shares of Common Stock of the Company to VOG, pursuant to that certain letter agreement dated the 25th day of March, 2004 entered into by and among the Company, VOG, and the LLC.

            7.13. Chris Lautenslager shall have submitted to the Company a written notice of resignation effective as of the Closing Date pursuant to
Section 3.03 of the Company's By-laws.

            7.14. Buyer shall have received an opinion of oil and gas counsel to the Company, dated as of the Closing Date, in form reasonably satisfactory to the Buyer, addressing the matters set forth in Exhibit D hereto.

            7.15. Buyer shall have received from Company's transfer agent a certification of all of the outstanding shares of the Company's capital stock as of the Closing Date.

                                  ARTICLE VIII
                                   DEFINITIONS

            8.1. "Action or Proceeding" means any action, suit, complaint, petition, investigation, proceeding, arbitration, litigation, audit or other proceeding, whether civil, criminal or administrative, in law or in equity, or commenced by or before any arbitrator or Governmental or Regulatory Authority.

            8.2. "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) ten percent (10%) or more of any class of equity securities of that Person or any of its Affiliates or (ii) ten percent (10%) or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) as to a corporation, each director and officer thereof, and as to a partnership, each general partner thereof, and as to a limited liability company, each managing member or similarly authorized person thereof (including officers), and as to any other entity, each Person exercising similar authority to those of a director or officer of a corporation. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise

            8.3. "Ancillary Agreements" has the meaning set forth in Section
2.2.

            8.4. "Buyer" means Itera Holdings BV, a Netherlands company.

            8.5. "Buyer Indemnified Party" has the meaning set forth in Section 9.2.

            8.6. "Buyer Representative" has the meaning set forth in Section
4.9.

            8.7. "Closing" means the closing of the purchase and sale of the Shares under this Agreement.

            8.8. "Closing Date" has the meaning set forth in Section 1.3.

            8.9. "Code" means the Internal Revenue Code of 1986, as amended.

            8.10. "Common Stock" has the meaning set forth in the Recitals.

            8.11. "Company" has the meaning set forth in the introduction to this Agreement.

            8.12. "Company Material Contract" has the meaning set forth in
Section 3.13.

            8.13. "Company Reserve Reports" means the report of independent engineers, Hodges Engineering Incorporated, dated November 11, 2003, as updated on March 3, 2004, with respect to estimates of reserve and future net income for the Sites.

            8.14. "Competing Proposed Transaction" has the meaning set forth in
Section 4.11.

            8.15. "Contract" means any legally binding contract, agreement, commitment, understanding, lease, license, franchise, warranty, guaranty, mortgage, note, bond or other instrument or consensual obligation (whether written or oral and whether express or implied).

            8.16. "Defensible Title" has the meaning set forth in Section
3.14(c).

            8.17. "Environmental Law" means any federal, state, local or foreign environmental, health and safety or other Law relating to Hazardous Materials, including without limitation the CHM, Environmental Response Compensation and Liability Act, the Clean Air Act, the Federal water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the California Safe Drinking Water and Toxic Enforcement Act.

            8.18. "Exchange Act" has the meaning set forth in Section 2.2.

            8.19. "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, any state thereof, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include all self regulatory organizations, insurance and health care authorities and any stock exchange, quotation service and the National Association of Securities Dealers.

            8.20. "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based pain, urea formaldehyde foam insulation or polycholorinated biphenyls; (b) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law, (c) any biohazardous or biomedical waste, as such terms are defined by the Laws of the State of Florida and the United States, including Sections 381.0098, 381.0098(2)(a) and 395.1011 of the Florida Statutes or (d) any other chemical, material, substance or waste which is regulated by any Governmental or Regulatory Authority or which could constitute a nuisance.

            8.21. "Indemnifiable Losses" has the meaning set forth in Section 9.2(a).

            8.22. "Indemnified Party" has the meaning set forth in Section
9.2(d).

            8.23. "Indemnifying Party" has the meaning set forth in Section 9.2(d).

            8.24. "Intellectual Property" has the meaning set forth in Section 3.9.

            8.25. "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

            8.26. "Leases" has the meaning set forth in Section 3.13(b).

            8.27. "LLC Oil and Gas Properties" has the meaning set forth in
Section 3.14(b).

            8.28. "Material Adverse Effect" means (a) a material adverse effect on the assets, liabilities, financial condition or results of operation of the Company and its subsidiaries, taken as a whole or (b) any effect on the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement or under the agreements or instruments to be entered into or filed in connection herewith.

            8.29. "Participation Letter Agreement" has the meaning set forth in
Section 3.7(d).

            8.30. "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association, or Governmental or Regulatory Authority.

            8.31. "Permit" has the meaning set forth in Section 3.19.

            8.32. "Plans" has the meaning set forth in Section 3.3.

            8.33. "Post-Closing Tax Period" means any Tax period (or portion thereof) ending after the close of business on the Closing Date.

            8.34. "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

            8.35. "Regulation D" is defined in the Recitals.

            8.36. "Representative" has the meaning set forth in Section 4.11.

            8.37. "Returns" has the meaning set forth in Section 3.12.

            8.38. "Rule 144" and "Rule 144(k)" mean Rule 144 and Rule 144(k), respectively, as promulgated under the Securities Act, or any successor rule.

            8.39. "SEC" is defined in Section 3.4(c).

            8.40. "SEC Documents" has the meaning set forth in Section 3.6.

            8.41. "Securities Act" is defined in the Recitals.

            8.42. "Seller Indemnified Party" has the meaning set forth in
Section 9.2.

            8.43. "Shares" has the meaning set forth in the Recitals.

            8.44. "Short Sales" means all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps (including on a total return basis), and sales and any other transactions having the effect of hedging any position in the Common Stock.

            8.45. "Site" means any of the real properties (including all soil, subsoil, surface waters and groundwater) owned, leased, occupied, used or operated by the Company or the LLC under the Welder Property Lease.

            8.46. "Tax" means (i) any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Company or any subsidiary, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall profits tax, premium, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign); (ii) liability of the Company or any subsidiary for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of the Company or any subsidiary for payments of such amounts was determined or taken into account with reference to the liability of any other person; (iii) liability of the Company or any subsidiary for the payment of any amounts as a result of being party to any tax sharing agreement or with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

            8.47. "Third Party Claim" has the meaning set forth in Section
9.2(d).

            8.48. "Unfiled Returns" has the meaning set forth in Section 3.12.

            8.49. "Welder Property Lease" means that certain Oil and Gas Lease and Option Agreement entered into August 22, 2003, by and between Patricia Edwards Carson (individually and as co-independent executrix under the Will of Pattie Welder Edwards, deceased), David Edwards (individually and as co-independent executor under the Will of Pattie Welder Edwards, deceased), Marie Welder Ford and Diana Welder Hamilton (a widow), referred to collectively as Lessors, and the LLC as Lessee.

                                   ARTICLE IX
                                 INDEMNIFICATION

            9.1. Survival. Notwithstanding any right of Buyer (whether or not exercised) to investigate the affairs of the Company or any waiver by Buyer, the LLC or the Company of any condition to Closing set forth in Articles VI or VII, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any instrument delivered pursuant to this Agreement. Each of the representations and warranties made by the Buyer, Company and the LLC in this Agreement shall continue until the first anniversary of the Closing Date (the "Expiration Date"). No claim by any Indemnified Party for the recovery of Indemnifiable Losses may be asserted after the Expiration Date; provided, however, that claims for Indemnifiable Losses first asserted prior to the Expiration Date shall not thereafter be barred. .

            9.2. Indemnification.

                  (a) The Company and the LLC shall, jointly and severally, indemnify and hold harmless Buyer and its Affiliates, officers, directors, employees, agents, successors and assigns (each, a "Buyer Indemnified Party", jointly and severally, from and against any and all Liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) (collectively, "Indemnifiable Losses") suffered or incurred by a Buyer Indemnified Party (including, without limitation, any Actions or Proceedings brought or otherwise initiated by any of them), arising out of or resulting from (i) the inaccuracy of any representation or warranty made by any of LLC or the Company, whether jointly or individually and contained herein or in any agreement, exhibit or schedule attached hereto, (ii) the breach of any covenant or agreement by the LLC or the Company, whether jointly or individually and contained herein or in any agreement, exhibit or schedule attached hereto, (iii) any claim, cause of action, Action or Proceeding of any third party (including, without limitation, any Governmental or Regulatory Authority) to the extent arising out of any action, inaction, fact, event, circumstance, condition, liability or obligation of any of the Company or LLC occurring or existing prior to the Closing, (iv) the failure of the Company to comply with any applicable Laws, including all Laws promulgated by any Governmental or Regulatory Authority, or (v) any Taxes of Company for any Pre-Closing Tax Period, provided that the LLC shall be liable for indemnification hereunder only for Indemnifiable Losses arising out of or resulting from (A) the inaccuracy of any representation or warranty made by the LLC contained herein or in any agreement, exhibit or schedule attached hereto; (B) the breach of any covenant or agreement by the LLC contained herein or in any agreement, exhibit or schedule attached hereto;
      (C) any claim, cause of action, Action or Proceeding of any third party (including, without limitation, any Governmental or Regulatory Authority) to the extent arising out of any action, inaction, fact, event, circumstance, condition, liability or obligation of the LLC occurring or existing prior to the Closing.

                  (b) The Buyer shall indemnify and hold harmless each of the Company and its Affiliates, successors and assigns (each, a "Seller Indemnified Party") from and against any and all Indemnifiable Losses arising out of or resulting from (i) the inaccuracy of any representation or warranty made by Buyer, whether contained herein or in any agreement, exhibit or schedule attached hereto, or (ii) the breach of any covenant or agreement by Buyer, whether contained herein or in any agreement, exhibit or schedule attached hereto.

                  (c) To the extent that the Company's or the LLC's undertakings set forth in this Section 9.2 may be unenforceable, each of the Company and the LLC shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Indemnifiable Losses incurred by each Buyer Indemnified Party.

                  (d) Any Buyer Indemnified Party or Seller Indemnified Party (as applicable, an "Indemnified Party") shall give the indemnifying party hereunder (as applicable, an "Indemnifying Party") notice of any matter with respect to which an Indemnified Party determines to seek indemnification under this Agreement, stating the amount of the Indemnifiable Loss, if known, and method of computation thereof. The obligations and liabilities of any Indemnifying Party under this Article IX with respect to Indemnifiable Losses arising from claims of any third party which are subject to the indemnification provided for in this
      Article IX ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article IX except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article IX. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice, subject to the approval of the Indemnified Party, which approval shall not be unreasonably withheld, if the Indemnifying Party gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if (i) there exists or is reasonably likely to exist a conflict of interest, delay, or other impairment that would make it inappropriate or inadvisable in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, or (ii) the Indemnifying Party shall not have engaged counsel reasonably satisfactory to the Indemnified Party within a reasonable time after notice of the commencement of the Third Party Claim, or shall otherwise fail to adequately defend against such Third Party Claim, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the sole cost and expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by any Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. In the event of any claim by an Indemnified Party for an Indemnifiable Loss that does not involve a Third Party Claim, if the Indemnifying Party disputes its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

                                   ARTICLE X
                          GOVERNING LAW; MISCELLANEOUS

            10.1. Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Jacksonville, Florida (Duval County) for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is brought in an inconvenient forum or that the venue of such suit, Action or Proceeding is improper. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            10.2. Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts. Each executed counterpart will be considered an original document, and all executed counterparts, are considered one and the same agreement. This Agreement shall become effective as of the Effective Date when counterparts have been signed and delivered (i) by the Buyer to Eaton & Van Winkle LLP on behalf of the Company and the LLC and (ii) by the Company and the LLC to Foley & Lardner LLP on behalf of the Buyer. This Agreement, once executed by a party, may be delivered by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            10.3. Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

            10.4. Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

            10.5. Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto and thereto) and the instruments contemplated hereby and thereby constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

            10.6. Notices. Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and will be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by facsimile, in each case addressed to a party. Any notice sent by courier (including a recognized overnight delivery service) will be deemed received one business day after being sent. The addresses for such communications are:

            If to the Company or the
            LLC:                      Dune Energy, Inc.
                                      1330 Post Oak Blvd.
                                      Suite 1600
                                      Houston, Texas 77056
                                      Attention: Alan Gaines
                                      Facsimile: (203) 286-1958

                                      With a copy to:

                                      Eaton & Van Winkle LLP
                                      3 Park Avenue
                                      New York, New York 10016
                                      Attention: Matthew S. Cohen, Esq.
                                      Facsimile: (212) 779-9928

            If to Buyer:              Itera Holdings BV
                                      c/o Itera International Energy Corporation
                                      9995 Gate Parkway, Suite 400
                                      Jacksonville, Florida 32256
                                      Attention: Steven C. Koegler
                                      Facsimile: (904) 996-8805

                                      With a copy to:

                                      Foley & Lardner LLP
                                      100 N. Tampa St., Suite 2700
                                      Tampa, Florida 33602
                                      Attention: David L. Robbins, Esq.
                                      Facsimile: (813) 221-4210

Each party shall provide written notice to the other parties of any change in its address.

            10.7. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, and Buyer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (which shall not be unreasonably withheld or delayed).

            10.8. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity. It is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights upon any Person other than any Person entitled to indemnification pursuant to Article X hereof.

            10.9. Survival. The representations and warranties of the Company and the LLC set forth herein shall survive for one (1) year following the Closing hereunder. Neither the Company nor the LLC make any representations or warranties in any oral or written information provided to Buyer, other than the representations and warranties included herein.

            10.10. Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            10.11. No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                                   * * * * *

            IN WITNESS WHEREOF, the undersigned Buyer and Company have caused this Stock Purchase Agreement to be duly executed as of the date first above written.


                                          BUYER:

                                          ITERA HOLDINGS BV

                                          By: /s/ Raissa Frenkel
                                              ----------------------------------
                                          Name: Raissa Frenkel
                                          Title: Authorized Signatory


                                          COMPANY:

                                          DUNE ENERGY, INC.

                                          By: /s/ Alan Gaines
                                              ----------------------------------
                                          Name: Alan Gaines
                                          Title: Chairman and Chief Executive
                                                 Officer


                                          JOINING ONLY AS TO SECTIONS 4.4 AND
                                          4.14 AND ARTICLES III, VII AND IX
                                          SOLELY WITH RESPECT TO REFERENCES TO
                                          THE LLC:


                                          LLC:

                                          VAQUERO PARTNERS, LLC

                                          By: /s/ Alan Gaines
                                              ----------------------------------
                                          Name: Alan Gaines
                                          Title: Manager

                                    EXHIBIT A

TOTAL PURCHASE PRICE FOR SHARES:                                    $12,000,000

LESS: AMOUNT PAID PURSUANT TO
PARTICIPATION LETTER AGREEMENT                                      ($1,000,000)
                                                                    -----------
BALANCE OF STOCK PURCHASE PRICE DUE:                                $11,000,000

                                    EXHIBIT B

    Matters to be Covered in Opinion of Counsel to the Company and to the LLC

            1. The Company is a corporation duly organized, validly existing and its status is active under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and to conduct its business as presently conducted.

            2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements including, without limitation, the issuance of the Common Stock.

            3. All necessary corporate action has been taken by the Company to authorize the execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements. The execution and delivery by the Company of each of this Agreement and the Ancillary Agreements and the performance by it of its obligations do not violate (i) their governing documents, if any, or (ii) to our knowledge, any applicable law, rule or regulation of the United States or the State of Delaware.

            4. The issuance and sale of the Shares have been duly authorized. When issued in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable and free of all taxes, liens, charges and preemptive rights with respect to the issue thereof.

            5. Subject to the accuracy as to factual matters of the Buyer' representations in Article II of the Agreement, the offer and sale of the Shares in the manner contemplated by the Stock Purchase Agreement are exempt from the registration requirements of Section 5 of the Securities Act.

            6. No consent or authorization of, filing with, notice to or registration with, any federal or state governmental body, regulatory agency, stock exchange or market of the Company is required to be obtained by the Company (i) to enter into and perform their respective obligations under this Agreement and the Ancillary Agreements, (ii) for the issuance and sale of the Common Stock as contemplated by this Agreement and the Ancillary Agreements (except for normal post-closing filings in connection with qualifying for exemptions from the registration requirements of applicable state securities laws), or (iii) for the exercise of any rights and remedies under this Agreement or any Ancillary Agreement.

            7. Except as disclosed in the SEC Documents, no Action or Proceeding before or by any court, public board or body or any governmental agency or self-regulatory organization is pending or, to our knowledge, threatened against the Company or any of its subsidiaries that could have a Material Adverse Effect or that into questions the validity or enforceability of, or seeks to enjoin the performance of, this Agreement or any Ancillary Agreement.

            8. Since May 7, 2003, the Company has conducted all offerings of shares of its capital stock and consummated all issuances of shares of its capital stock in compliance with all requirements the securities Laws, including the Securities Act. To our knowledge after reasonable inquiry, there are no rights of rescission available to any Person, and no basis for any claim against the Company by any Person exists, with respect to the Company's issuances of shares of its capital stock.

            9. The execution, delivery and performance by the Company of this Agreement or any Ancillary Agreement, the consummation by the Company of the transactions contemplated thereby and the compliance by the Company with the terms thereof do not violate, conflict with or constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under, give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien, charge or encumbrance on or against any of the properties of the Company pursuant to (i) the Articles of Incorporation or By-laws of the Company; (ii) any other agreement, note, lease, mortgage, deed or other instrument which is filed with the SEC to which the Company is a party or by which the Company is bound or affected; or (iii) to our knowledge, any statute, law, rule or regulation applicable to the Company or any order, writ, injunction or decree.

            10. Each of this Agreement and the Ancillary Agreements has been duly executed and delivered by or on behalf of the Company, and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

            11. The LLC is a limited liability company duly organized, validly existing and its status is active under the laws of the State of Texas and has the requisite corporate power to own, lease and operate its properties and to conduct its business as presently conducted.

            12. The LLC has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements.

            13. All necessary corporate action has been taken by the LLC to authorize the execution, delivery and performance by the LLC of this Agreement and each of the Ancillary Agreements. The execution and delivery by the LLC of each of this Agreement and the Ancillary Agreements and the performance by it of its obligations do not violate (i) its governing documents; or (ii) to our knowledge, any applicable law, rule or regulation of the United States or the State of Texas.

            14. No Action or Proceeding before or by any court, public board or body or any governmental agency or self-regulatory organization is pending or, to our knowledge, threatened against the LLC that could have a Material Adverse Effect or that into questions the validity or enforceability of, or seeks to enjoin the performance of, this Agreement or any Ancillary Agreement.

            15. The execution, delivery and performance by the LLC of this Agreement or any Ancillary Agreement and the compliance by the LLC with the terms thereof do not violate, conflict with or constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under, give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien, charge or encumbrance on or against any of the properties of the LLC pursuant to (i) the Articles of Organization or Operating Agreement of the LLC; (ii) any other agreement, note, lease, mortgage, deed or other instrument to which the LLC is a party or by which the LLC is bound or affected; or (iii) to our knowledge, any statute, law, rule or regulation applicable to the LLC or any order, writ, injunction or decree.

            16. Each of this Agreement and the Ancillary Agreements has been duly executed and delivered on behalf of the LLC and constitutes a valid and binding obligation of the LLC enforceable against the LLC in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

            17. The authorized capital stock of the Company immediately before the Closing consists of (i) 100,000,000 shares of the Common Stock, of which 15,100,757 shares were issued and outstanding, and (ii) 1,000,000 shares of preferred stock, par value $.001 per share, 650,000 of which have been designated as Series A Convertible Preferred Stock, of which 222,222 shares are issued and outstanding (convertible into 444,444 shares of Common Stock). The following are all of the Company's outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims, antidilution protection or other commitments or rights of any character whatsoever that could require the Company to issue additional shares of capital stock of the Company or adjust the purchase or exercise price of any such instrument: (i) Stock options exercisable into 350,000 shares of Common Stock and featuring "piggy-back" registration rights; and (ii) Promissory notes convertible into 2,854,377 shares of Common Stock.

            18. With respect to all wells located on the property covered under the Welder Property Lease and under the options to lease additional acreage from the Welder family that are drilled subsequent to the "Initial Well" described in the Participation Letter Agreement, Vaquero Oil & Gas, Inc. may not, without the prior approval and consent of Vaquero Partners, LLC, take any action or enter into any agreements or understandings which would reduce below 85% the Company's working interest in all such wells.

                                    EXHIBIT C

                          FORM OF EMPLOYMENT AGREEMENTS

                 FOR ALAN GAINES, RICHARD COHEN AND AMIEL DAVID

                              EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT dated as of May ____, 2004 (this "Agreement") between Dune Energy, Inc., a Delaware corporation having its principal place of business at 1330 Post Oak Blvd., Suite 1600, Houston, Texas 77056 (the "Employer" or the "Company"), and Alan Gaines, an individual residing in the State of Connecticut (the "Executive").

WHEREAS, the Company and Executive desire that Executive's relationship with the Company be governed by this Agreement and by the exhibits annexed hereto;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the parties agree as follows:

1. Employment: The Employer hereby employs the Executive and the Executive hereby accepts employment upon the terms and conditions hereinafter set forth.

2. Title; Responsibilities; Reporting: During the Term of this Agreement, the Executive shall diligently and faithfully: (a) serve the Company in the capacity of Chief Executive Officer, and/or in whatever similar executive capacities as shall from time to time be assigned to the Executive by the Company's Board of Directors or by such other person(s) as directed by the Board of Directors; (b) report directly to the Company's Board of Directors; (c) discharge and carry out all duties and responsibilities as may from time to time be assigned, and such directions as may from time to time be given, to the Executive by the Company's Board of Directors and (d) abide by and carry out the policies and programs of the Company in existence or as the same may be changed from time to time. For so long as the Executive shall be employed hereunder, he shall be nominated as a Director and such nomination shall be submitted to a vote by the shareholders of the Company.

3. Exclusivity: All services to be provided by the Executive under this Agreement shall be performed by the Executive personally. During the term of this Agreement, the Executive shall devote substantially all of the Executive's business time, attention and energies and all of his skills, learnings and best efforts to the business of Company. At all times during the term of this Agreement, the services required of Executive and the location at which he performs such services shall not require that he reside outside of the State of Connecticut, except for travel in the ordinary course of business.

4. Term: The initial term of this Agreement shall commence as of May __, 2004 (the "Commencement Date") and shall end on May 31, 2005, unless sooner extended by agreement of the parties or terminated in accordance with the provisions of this Agreement. The date on which this Agreement is scheduled to expire (i.e. May 31, 2005 or such later date to which this Agreement may be extended by agreement of the parties) is referred to as the "End Date". No more than one hundred twenty (120) nor less than and sixty (60) days prior to the an End Date (each such sixty (60) day period is referred to as a "Renegotiation Period"), the Company and the Executive may agree in writing to extend this Agreement for an additional term. If during any Renegotiation Period the Company and Executive fail to agree upon an extension of this Agreement, this Agreement shall terminate as of the End Date of the then current term notwithstanding the provision of services by Executive after the end of the then current term. The term of this Agreement, whether as originally scheduled, extended by agreement or shortened pursuant to a termination in accordance herewith is referred to as the "Term."

5. Base Compensation: The Employer shall pay to the Executive a base salary at the rate of $350,000 per year, subject to increase at the discretion of the Board of Directors of the Company. The salary shall be paid in monthly installments on the first day of each month and shall be subject to such deductions by the Employer as are required to be made pursuant to law, government regulations or order. The Executive understands and agrees that the Executive is an exempt Executive as that term is applied for purposes of Federal or State wage and hour laws, and further understands that the Executive shall not be entitled to any compensatory time off or other compensation for overtime.

6. Performance Bonus: The Executive shall be eligible to earn a performance bonus with respect to each fiscal year of the Company's operation that ends during the Term of this Agreement, based on the Company's EBITDA (earnings before interest, taxes, depreciation/depletion and amortization) during such fiscal year, as calculated by the Company's auditors in accordance with generally accepted accounting principles. For the current fiscal year ending December 31, 2004, the Executive will be entitled to receive a performance bonus equal to two percent (2%) of the Company's EBITDA, up to $10,000,000 and one percent (1%) of EBITDA above $10,000,000. (By way of example, if the Company's EBITDA for the year ended December 31, 2004 is $14,000,000, then Executive will be entitled to a performance bonus of .02 X $10,000,000 plus .01 X $4,000,000 = $240,000). During subsequent fiscal years during the Term of this Agreement, the Executive will be entitled to receive a performance bonus equal to two percent (2%) of the Company's EBITDA, up to $15,000,000 and one percent (1%) of EBITDA above $15,000,000. Performance bonuses earned hereunder shall be payable in cash thirty (30) days after delivery by the Company's auditors of audited financial statements for such fiscal year, but in no event later than sixty (60) days after the end of the applicable fiscal year. Where the Executive's employment hereunder is terminated prior to the end of a fiscal year by reason of death, "Disability" (as defined on Exhibit A attached hereto), expiration of the term hereof, "Termination Without Cause" (as defined in Section 19 below), or "Resignation for Good Reason" (as defined in Section 18 below), then the Executive shall still be eligible for payment of a performance bonus for such fiscal year, provided that the amount of such performance bonus shall equal the product of (i) the amount of the performance bonus that would have been payable for the entire fiscal year had the Executive remained employed for the entire fiscal year and (ii) a fraction, the numerator of which shall equal the number of days the Executive was employed hereunder during such fiscal year and the denominator of which shall equal 365.

7. Issuance of Additional Shares of Common Stock: At no time shall the number of shares of Common Stock currently held by the Executive or acquired pursuant to this Agreement, constitute less than five percent (5%) of the Company's issued and outstanding shares of Common Stock on a fully-diluted, as converted basis. If the Company issues additional shares of Common Stock, or securities convertible into shares of Common Stock to any third party after the date hereof, then the Company shall likewise cause to be issued to the Executive, such additional number of shares of Common Stock as are necessary to maintain Executive's five percent (5%) equity ownership in the Company.

8. Fringe Benefits: During the Term of this Agreement, the Executive shall be entitled to major medical and full hospital insurance for the Executive, his spouse and immediate dependents, provided that the Executive and his family are insurable at "standard rates". The Executive shall also be entitled to such disability, life insurance, and other similar benefits as may be made available to other senior officers of the Company under such group benefit plans and/or programs as may be maintained by the Company from time to time, subject to any eligibility, copayment and waiting period requirements under or applicable to any such benefit plans and/or programs. The Executive acknowledges and agrees that the Company has the right, in its sole discretion, to amend, modify or terminate any such benefit plan or program at any time and for any reason or for no reason. The Executive's entitlement to such benefits shall end upon the termination of his employment with the Company, however caused, except as provided (a) by applicable law or (b) by the express terms of any such group benefit plan or program maintained by the Company.

9. Vacation, Etc.: During the Term of this Agreement, the Executive shall be entitled to six (6) weeks paid vacation to be taken at such time or times as shall be consistent with the proper performance by the Executive of his duties, and which shall accrue ratably during the fiscal year. No unused vacation, holidays, sick leave or personal days may be carried forward from year to year. In the event that the Executive's employment terminates by virtue of "Termination Without Cause", "Resignation for Good Reason", death or disability, then the Executive shall be entitled to payment for any accrued but unused vacation days during the year such termination occurs.

10. Expense Reimbursement; Travel Policy: The Company shall provide the Executive with such reasonable business lodging and travel expense reimbursements as are consistent with the Company's policies in effect from time to time as they pertain to senior officers of the Company. All reimbursements by the Company provided for in this Agreement are conditioned upon the Executive's submission to the Company of reasonably satisfactory documentation and an itemized account for such expenses within a reasonable period after they are incurred. Expense reports and requests for reimbursement which are submitted later than two months after the expense is incurred will not be reimbursed without the approval of the Company's Chief Financial Officer.

11. Other Benefit Plans: As soon as practicable following the execution hereof, the Company shall obtain D&O insurance if available. Within six months of the date hereof the Company may adopt such stock option plans, and retirement savings plans and similar benefit plans as the Board deems appropriate. Executive shall be eligible to participate in such plans.

12. Death of Executive: In the event of the Executive's death during the Term of this Agreement, the Employer's obligations and agreements under this Agreement shall automatically terminate as of the date of such death, and in full satisfaction thereof, the Company shall pay to the Executive's estate any base salary and pro rata performance bonus earned and unpaid through the date of such death and any business expenses or other fringe benefits or otherwise due to Executive. The Executive's estate shall also be entitled to payment for (i) any bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs. Such event shall not be deemed a "Termination Without Cause" as defined below.

13. Disability of Executive: If the Executive shall, during the term of this Agreement, suffer a "Disability," (as defined, from time to time, in a disability plan that the Company may maintain for the benefit of its senior officers (a "Disability Plan") or, whenever no such Disability Plan exists, as defined in accordance with the meanings on Exhibit A hereto), then the Employer shall have the right to terminate this Agreement by written notice of such Disability to the Executive, whereupon the Employer's obligations and agreements under this Agreement shall automatically terminate as of the date of such notice, and in full satisfaction thereof, the Company shall pay to the Executive any base salary and pro rata performance bonus earned and unpaid through the date of such notice (less any payments received by the Executive under a Disability Plan) and any business expenses or other fringe benefits otherwise due to Executive. Executive shall also be entitled to payment for (i) any bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs. No such termination shall be deemed a "Termination Without Cause" as defined below. All other obligations of the Employer under this Agreement shall automatically cease, and the Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

14. Resignation Notice; Termination: The Executive agrees to give sixty (60) days' prior written notice to the Company of any decision by the Executive to resign during the term of this Agreement (such notice hereinafter referred to as a "Resignation Notice"), provided, however, that in the case of the Executive's resignation for "Good Reason" as defined in Section 17 below, only fourteen (14) days' prior written notice shall be required. The Executive acknowledges and understands that these notice periods are for the exclusive benefit of the Company, and do not confer any employment obligation on the Company. If the Company receives any such Resignation Notice, the Company may elect, in its sole discretion and for any reason or for no reason, to terminate the Executive's employment, either immediately or at any point during the period indicated in such notice.

15. Post-Resignation Actions: If the Executive decides to resign from the Executive's employment with the Company, the Executive agrees to make no public announcement and no statement to persons or entities doing business with the Company concerning the Executive's departure prior to the Executive's termination date without the written consent of the Company, and to continue faithfully performing and discharging the Executive's duties and responsibilities for the Company from the date of such Resignation Notice until such termination date.

16. Post-Resignation Obligations: Except as provided below with respect to resignations for "Good Reason," no such resignation (or termination by the Company following a Resignation Notice) shall be deemed to be or treated as if it was a "Termination Without Cause" as defined below. The Executive agrees and understands that, in the event of any such resignation (or termination by the Company following a Resignation Notice), the Executive shall be entitled to receive the Executive's base salary from the Employer at the rate provided in this Agreement through the date of termination of the Executive's employment and any business expenses otherwise due to Executive. The Executive shall also be entitled to payment for any (i) bonus earned in the year preceding such resignation but not yet paid and, in the event of a "Resignation for Good Reason", accrued but unused vacation days during the year such resignation occurs. All other obligations of the Employer under this Agreement shall automatically cease, and the Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law. The parties further agree and understand that, in the event of any such resignation (or termination by the Company following a Resignation Notice), the Executive's obligations and agreements under Sections 21 through 24 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

17. Resignation for Good Reason: If the Executive resigns for "Good Reason" (as defined below), then such a resignation (a "Resignation for Good Reason") shall be treated hereunder as if it were a "Termination Without Cause" as defined in
Section 18 below. "Good Reason" means any of the following failures or conditions which shall remain uncured twenty (20) days after written notice of such failure or condition is received by the Company from the Executive: (i) the failure of the Company to continue the Executive in the position of the Chief Executive Officer of the Company (or such other senior executive position as may be offered by the Company and which the Executive in his sole discretion may accept); (ii) material diminution by the Company of the Executive's responsibilities, duties, or authority in comparison with the responsibilities, duties and authority held during the six month period following the Commencement Date, or assignment to the Executive of any duties inconsistent with the Executive's position as the senior executive officer of the Company (or such other senior executive position as may be offered by the Company and which the Executive in his sole discretion may accept); (iii) failure by the Company to pay and provide to the Executive the compensation and benefits provided for in this Agreement; or (iv) the requirement that Executive relocate his residence outside of the State of Connecticut.

18. Termination Without Cause: The Executive's employment under this Agreement may be terminated at any time by the Company, without cause, upon fourteen (14) days' written notice to the Executive (such termination referred to throughout this Agreement as a "Termination Without Cause"). In the event of any such Termination Without Cause, the Company agrees to pay to the Executive as severance pay, an amount equal to two (2) years' base salary (at the then current rate), pro rata performance bonus earned and unpaid through the date of such termination and any business expenses and other fringe benefits otherwise due to the Executive (the "Severance Payment"). The Severance Payment shall be payable in twenty-four (24) equal monthly installments commencing on the first day of each month following the date of termination, provided that the Executive adheres to his obligations hereunder and in no way disparages the Company, its officers, directors or affiliates. The Executive shall also be entitled to payment for (i) any bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs. All other obligations of the Employer under this Agreement shall automatically cease, and the Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

19. Termination For Cause: The Employer, upon a vote of the Company's Board of Directors (excluding the Executive) shall be entitled to immediately terminate the Executive's services in any of the following circumstances, each of which shall constitute "cause" for such termination:

(a) the breach by Executive, in any material respect, of this Agreement (including, without limitation, the refusal or other failure by Executive to perform any of Executive's duties hereunder other than a failure to perform resulting from death or physical or mental disability) and failure by Executive to cure such breach within ten (10) days of written notice thereof from the Company;

(b) the commission by Executive of any act of dishonesty, fraud, intentional material misrepresentation or moral turpitude in connection with his employment, including, but not limited to, misappropriation or embezzlement of any funds of the Company or any of its affiliates;

(c) the commission by Executive of any (1) willful misconduct or gross negligence, or (2) intentional act having the effect of injuring the reputation, business or business relationships of the Company or any of its affiliates, and which intentional act would not reasonably be deemed to be in the best interests of the Company;

(d) the entering by the Executive of a plea of guilty or nolo contendere to, or the conviction of Executive for, a crime (other than a routine traffic offense) which carries a potential penalty of imprisonment for more than ninety (90) days and/or a fine in excess of Ten Thousand Dollars ($10,000);

(e) Executive's abuse of alcohol, prescription drugs or controlled substances to a degree which interferes with his performance on behalf of the Company;

(f) Executive's deliberate disregard of any lawful material rule or policy of the Company or order of the Company's Board of Directors and failure to cure the same within ten (10) days of written notice thereof from the Company; or

(g) excessive absenteeism of Executive other than for reasons of illness, after written notice from the Company with respect thereto.

      If the Executive is terminated for any of the causes referred to in the above sub-paragraphs (a) through (g), all obligations of the Employer under this Agreement (except for obligations specifically referred to as continuing) shall automatically cease, and the Executive shall not be entitled to any salary, payments or other benefits otherwise payable under this Agreement that arise after the last day of employment. The Executive shall be entitled to payment for any bonus earned in the year preceding such termination but not yet paid. The parties further agree and understand that, in the event of any such Termination for Cause, the Executive's obligations and agreements under Sections 21 through 24 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

20. Payment Upon Expiration of Term: In the event that this Agreement expires by the arrival of an End Date without a prior termination or resignation, the Company agrees to pay to the Executive his base salary and pro rata performance bonus earned and unpaid through the date of such expiration and any business expenses or fringe benefits otherwise due to the Executive. Executive shall also be entitled to payment for any bonus earned in the year preceding the expiration of the Agreement but not yet paid and accrued but unused vacation days during the year such expiration occurs. All other payments, benefits or arrangements provided by the Company shall cease immediately, except as otherwise required by law or the terms of any plan maintained by the Company. Notwithstanding the foregoing, the parties further agree and understand that, in the event of any such expiration, the Executive's obligations and agreements under Sections 21 through 24 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

21. Noncompetition:

(a) The Executive expressly acknowledges that, in order to protect the Company, and persons and entities that do business with the Company, it is an essential condition of his employment that the Executive agrees that during the Term of this Agreement and (unless this Agreement is terminated as a result of a Termination Without Cause or a Resignation For Good Reason):

for a period of one (1) year thereafter, the Executive will not directly or indirectly, for his own account or on behalf of any other person or as an employee, consultant, manager, agent, broker, stockholder, director or officer of a corporation, investor, owner, lender, partner, joint venturer, or otherwise engage in any business which is then directly engaged in the exploration, drilling or production of natural gas or oil, within the area contemplated in that certain Area of Mutual Interest Agreement dated November 17, 2003 between the Company and Vaquero Oil & Gas, Inc.;

for a period of one (1) year thereafter (i) solicit, entice or induce any Customer (as defined below) of the Company to cease or limit its business with the Company (except if and to the extent directed to do so by the Chairman, Vice Chairman or Board of Directors of the Company), or to become a customer, supplier, vendor or client of any other person (including, without limitation, Executive, individually) or entity engaged in any activity or business competitive with the Company if as a consequence thereof such party shall reduce the business it does with the Company or (ii) interfere with the relationship between the Company and any Customer, and Executive shall not cause, assist or facilitate any person or entity in taking any such prohibited actions;

for a period of one (1) year thereafter, solicit, attempt to solicit or entice away from the Company's employment, any employee of the Company, or disrupt or interfere with, or attempt to disrupt or interfere with, the Company's relationship with any such person, and Executive shall not cause, assist or facilitate any person or entity in taking any such prohibited action;

disparage the Company or any of its shareholders, directors, officers, employees or agents or take any actions that are harmful to the Company's goodwill with its customers, employees or the public; and

engage in any act or practice the purpose of which is to evade the provisions of this covenant not to compete or to commit any act which adversely affects the business of the Company.

            For purposes of this Agreement, a "Customer" of the Company shall mean any person or entity, who or which is, or was at any time within the prior one year period, a purchaser of goods or services from the Company, a landlord, sublandlord, licensor, licensee or supplier of (or prospective purchaser, landlord, sublandlord, licensor, licensee or supplier, provided the Company was in active discussions with such party prior to the termination of this Agreement), to or from the Company, as the case may be.

(b) It is understood by the Executive that the covenants contained in this
Section 21 are essential elements of this Agreement and that, but for the agreement of the Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement and would not pay Executive the agreed compensation for his services. Executive acknowledges that the provisions of this Section 21 are reasonable and necessary for the protection of the Company and that enforcement of the provisions of this Section 21 shall not result in an unreasonable deprivation of the right of Executive to earn a living. The existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. The covenants of Executive in this Section 21 shall be construed as agreements independent of any provision in this Agreement. In the event a court of competent jurisdiction determines that the provisions of this Section 21 are excessively broad as to duration, geographical scope or activity, it is expressly agreed that Section 21 shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such overbroad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

22. Non-Disclosure of Confidential Information:

(a) The Executive acknowledges and agrees that the Executive's services for the Company shall bring the Executive into contact with sensitive or secret information relating to the Company, its successors, subsidiaries, assigns, officers, Executives, associated entities and/or agents including, but not limited to (i) information concerning the objectives, plans, commitments, contracts, leases, operations, executives, methods, market investigations, surveys, research, records, and costs and prices of the Company and/or the Company's subsidiaries or associated entities, (ii) information concerning the identities, objectives, plans, preferences, needs, requests, specifications, commitments, contracts, operations, methods and records of the Company's and/or its subsidiaries' or associated entities' lenders, prospective lenders, investors, owners and/or prospective owners, and (iii) any and all information, trade secrets or ideas that give the Company or its subsidiaries or associated entities the opportunity to obtain an advantage over such competitors of the Company or of such subsidiaries or associated entities that do not know or use such information, trade secrets or ideas (the "Confidential Information").

(b) The Executive further understands and acknowledges that Confidential Information includes not only recorded or written information, but information that the Executive can recall or reconstruct from the Executive's memory.

(c) The Executive agrees that he will, at all times, faithfully hold all such Confidential Information in the strictest of confidence and will, at all times, use his best efforts and highest diligence to keep such Confidential Information secret, to guard against its disclosure, and never, directly or indirectly, to disclose or divulge any such Confidential Information to any person, company, firm or other entity, or to use the same, except that (i) the Executive may use Confidential Information as necessary to perform his duties of employment with the Company, (ii) the Executive may disclose Confidential Information to those within the Company who have a need to know it in the performance of their duties for the Company, (iii) the Executive may disclose Confidential Information to parties outside the Company when, as and if he is expressly directed to do so by the Executive's supervisors within the Company, and (iv) the Executive may disclose Confidential Information as expressly directed by judicial process, provided that the Executive has promptly, and prior to making such disclosure, provided a copy of such judicial process to the Company and the Company does not intervene to oppose such disclosure. The Executive shall use his best efforts to afford the Company sufficient time to intervene to oppose any such disclosure, including, if necessary, seeking reasonable extensions of the Executive's time to make such disclosure.

(d) The Executive shall continue to abide by all of his obligations under this Agreement respecting Confidential Information not only during his employment with the Company, but also for all time after any termination, resignation or expiration of his employment with the Company, however caused.

(e) Notwithstanding the foregoing, after any termination or resignation of the Executive from his employment with the Company, Confidential Information shall not include, and the Executive shall not be restricted from divulging or using, any information which the Executive can demonstrate (i) is or becomes generally available to the public other than as a result of a disclosure by the Executive,
(ii) was available to the Executive on a non-confidential basis prior to its disclosure to the Executive by the Company or any of its subsidiaries or associated entities, or (iii) becomes available to the Executive on a non-confidential basis from a source other than the Company or any of its subsidiaries or associated entities, provided, however, that such source was not bound by a confidentiality agreement with the Company or any of its subsidiaries or associated entities, or was not otherwise prohibited from transmitting such information to the Executive.

(f) The Executive agrees that upon any termination, resignation or expiration of his employment with the Company, however caused, the Executive shall deliver to the Company all writings, documents, recordings, computer discs or other media of recordation or storage in his possession, custody or control containing any Confidential Information (including, without limitation, all duplicates and copies), shall relinquish access to any computer maintained by or for the benefit of the Company or any of its subsidiaries or associated entities, and shall purge all such Confidential Information (in whatever form, including electronic data) from any electronic media or storage devices, including computers, in the Executive's possession, custody or control. To insure compliance with this Agreement, at the time of such termination, resignation or expiration, the Executive shall provide the Company with a sworn statement, duly notarized, that the Executive has performed each and every agreement and obligation contained or referred to in this Section.

23. Company Property: All inventions, improvements, systems, designs, ideas, business plans, sales techniques, approaches, surveys, prospect books, publications, memoranda, customer lists, files, notes, records, videotapes or any other business documentation or products (including, without limitation, Confidential Information) that the Executive makes or conceives (either individually or jointly with others) or that are made available to the Executive during his employment with the Company and until any termination, resignation or expiration of such employment for any reason, relating to and connected with his employment, or that the Executive utilizes in carrying out his duties or responsibilities to the Company (the "Property"), shall be the Company's exclusive property, and the Executive assigns to the Company all of his rights, if any, in and to all such Property.

24. Trade Names, Trademarks and Copyright: During his employment with the Company, and continuing for all time after any termination, resignation or expiration of such employment for any reason, the Executive agrees that he shall never have or claim any right, title or interest in any trade name, trademark or copyright (statutory or common law) belonging to or used by the Company, its subsidiaries, successors, assigns or associated entities, and shall never have or claim any right, title or interest in any material or matter of any sort, prepared for or used in connection with advertising, solicitation, circulation, editorial content or promotion of the business of the Company, its subsidiaries, successors, assigns or associated entities, whether produced, prepared or published in whole or in part by the Executive. The Executive recognizes that the Company and/or its subsidiaries or associated entities now have and shall hereafter have and retain sole and exclusive rights in and to any and all such trade names, trademarks, copyrights, material and matter.

25. Injunctive Relief: The Executive expressly acknowledges and agrees that the Property and the Confidential Information are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, and that a breach by the Executive of any of the restrictive covenants contained in paragraphs 21 through 24 herein will cause the Company irreparable injury and damage for which there is no adequate remedy available at law. The Executive further expressly acknowledges and agrees that the Company shall be entitled, in addition to any remedies available at law, to injunctive or other equitable relief to require specific performance, or to prevent a breach, of any provision of this Agreement by the Executive without any requirement or showing that the Company has suffered any damages from such breach.

26. Further Instruments: Each of the Company and the Executive shall execute, acknowledge, deliver and procure the execution, acknowledgment and delivery to the other of any and all further instruments which the other may reasonably deem necessary or expedient to carry out or effectuate the purposes or intent of this Agreement.

27. Successors and Assigns: This Agreement shall not be assignable by the Company without the prior consent of the Executive, which shall not be unreasonably withheld. For purposes of this Agreement a transfer of this Agreement in connection with a merger, sale of a majority of the outstanding shares or consolidation of the Company or a sale of substantially all of the Company assets shall not constitute an assignment. This Agreement shall be binding upon the successors, heirs, executors and personal representatives of Executive. This Agreement contemplates the rendition of personal services by Executive and is not assignable by the Executive.

28. Savings Clause: If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law. The Company's rights and remedies provided for in this Agreement or by law shall, to the extent permitted by law, be cumulative.

29. Governing Law and Construction: Any and all differences and disputes of whatever nature arising out of or relating to this Agreement (including, without limitation, the negotiation, execution, performance or termination of this Agreement) shall be governed by the laws of the State of Delaware applicable to contracts made, negotiated and to be performed entirely in such State without giving effect to its principles of conflicts of laws. With respect to all such differences and disputes, the parties agree and consent to be subject to the exclusive jurisdiction of the state and federal courts located in the State of Texas and consent to the exclusive venue of Texas.

30. Notices: All notices to be given under this Agreement shall be in writing and shall be given by hand, by overnight courier services which obtain acknowledgment of receipt or by certified or registered mail, return receipt requested, addressed to the party receiving such notice (each of the foregoing being referred to as "Written Notice"), or by facsimile transmission, such transmission being effective as of the date thereof if followed within ten (10) business days by Written Notice, as follows:

(a) if to the Company, to the Company's address set forth above, with a copy to Eaton & Van Winkle, 3 Park Avenue, 16th Floor, New York, New York, 10016, Att:
Matthew S. Cohen, Esq;

(b) if to the Executive, to the Executive's address set forth above; or

(c) to either party at such other addresses as shall have been specified in a notice similarly given.

31. Freedom to Execute Agreement: The Company and the Executive each represent, warrant and agree that they are free to enter into this Agreement, and that they are not subject to any obligations or disability which would prevent them from or interfere with their fully keeping and performing all of the covenants and conditions to be kept or performed under such agreements. The Company and Executive further represent, warrant and agree that they have not made and will not make any grant or assignment which conflicts with or impairs the complete enjoyment of the rights and privileges granted to the Company and the Executive under this Agreement. The Executive has had the opportunity to consult with his personal attorney and to negotiate this Agreement at "arms-length".

32. Entire Agreement: This Agreement and the agreements annexed as appendices hereto are intended together to constitute the entire agreement between the Company and the Executive relating to the subject matters of such agreements, and all prior negotiations and understandings of the parties have been merged in such agreements. No modification of any such agreements shall be valid unless in writing and executed by the parties hereto. This Agreement supersedes in its entirety the Employment Agreement between the Company and Executive dated December 1, 2003 which is void and of no further force and effect.

33. Waiver of Breach: The waiver of a breach or default of or under any provision of this Agreement shall not be deemed a waiver of any other such breach or default of any kind or nature.

34. Approvals: This Agreement has been approved by the necessary vote of the Company's Board of Directors of the Company.

            IN WITNESS WHEREOF, the parties have signed this Agreement as of the date above written.

Employer:                                          Executive:
DUNE ENERGY, INC.


By:
    -----------------------------                  -----------------------------
    Amiel David                                    Alan Gaines
    President, Chief Operating
    Officer

                                    Exhibit A

      For the purposes of this Employment Agreement, whenever the term "Disability" is not defined in a Disability Plan that the Company may maintain for the benefit of its senior officers, that term shall mean that, for a period of "120 continuous days", the Executive is "limited" form performing the "material and substantial duties" of his "regular occupation" due to his "sickness" or "injury."

      For purposes of this definition:

      "120 continuous days" shall mean 120 days of sickness or injury which meets all of the other criteria for a Disability as defined herein, with no lapse of greater than 30 days (consecutively or in the aggregate);

      "limited" from performing a duty or function means that the Executive is unable to perform such duty or function;

      "material and substantial duties" means duties that are normally required for the performance of the Executive's "regular occupation" and cannot be reasonably omitted or modified;

      "regular occupation" means all of the functions that the Executive was routinely performing prior to the onset of the condition or conditions that resulted in the Company's decision to terminate the Executive's employment for reasons related to Disability;

      "sickness" means any illness or disease that renders the Executive incapable of performing material and substantial duties of his employment under the Employment Agreement; and

      "injury" means a bodily injury that is the direct result of an accident and not related to any other cause.

                              EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT dated as of May __, 2004 (this "Agreement") between Dune Energy, Inc., a Delaware corporation having its principal place of business at 1330 Post Oak Blvd., Suite 1600, Houston, Texas 77056 (the "Employer" or the "Company"), and Richard Cohen, an individual residing in the State of New York (the "Executive").

      WHEREAS, the Company and Executive desire that Executive's relationship with the Company be governed by this Agreement and by the exhibits annexed hereto;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the parties agree as follows:

1. Employment: The Employer hereby employs the Executive and the Executive hereby accepts employment upon the terms and conditions hereinafter set forth.

2. Title; Responsibilities; Reporting: During the Term of this Agreement, the Executive shall diligently and faithfully: (a) serve the Company in the capacity of Chief Financial Officer, and/or in whatever similar executive capacities as shall from time to time be assigned to the Executive by the Company's Board of Directors or by such other person(s) as directed by the Board of Directors; (b) report directly to the Company's Board of Directors; (c) discharge and carry out all duties and responsibilities as may from time to time be assigned, and such directions as may from time to time be given, to the Executive by the Company's Board of Directors and (d) abide by and carry out the policies and programs of the Company in existence or as the same may be changed from time to time. For so long as the Executive shall be employed hereunder, he shall be nominated as a Director and such nomination shall be submitted to a vote by the shareholders of the Company.

3. Exclusivity: All services to be provided by the Executive under this Agreement shall be performed by the Executive personally. During the term of this Agreement, the Executive shall devote substantially all of the Executive's business time, attention and energies and all of his skills, learnings and best efforts to the business of Company. At all times during the term of this Agreement, the services required of Executive and the location at which he performs such services shall not require that he reside outside of the State of New York, except for travel in the ordinary course of business.

4. Term: The initial term of this Agreement shall commence as of May __, 2004 (the "Commencement Date") and shall end on May 31, 2005, unless sooner extended by agreement of the parties or terminated in accordance with the provisions of this Agreement. The date on which this Agreement is scheduled to expire (i.e. May 31, 2005 or such later date to which this Agreement may be extended by agreement of the parties) is referred to as the "End Date". No more than one hundred twenty (120) nor less than and sixty (60) days prior to the an End Date (each such sixty (60) day period is referred to as a "Renegotiation Period"), the Company and the Executive may agree in writing to extend this Agreement for an additional term. If during any Renegotiation Period the Company and Executive fail to agree upon an extension of this Agreement, this Agreement shall terminate as of the End Date of the then current term notwithstanding the provision of services by Executive after the end of the then current term. The term of this Agreement, whether as originally scheduled, extended by agreement or shortened pursuant to a termination in accordance herewith is referred to as the "Term."

5. Base Compensation: The Employer shall pay to the Executive a base salary at the rate of $120,000 per year, subject to increase at the discretion of the Board of Directors of the Company. The salary shall be paid in monthly installments on the first day of each month and shall be subject to such deductions by the Employer as are required to be made pursuant to law, government regulations or order. The Executive understands and agrees that the Executive is an exempt Executive as that term is applied for purposes of Federal or State wage and hour laws, and further understands that the Executive shall not be entitled to any compensatory time off or other compensation for overtime.

6. Performance Bonus: The Executive shall be eligible to earn a performance bonus with respect to each fiscal year of the Company's operation that ends during the Term of this Agreement, based on milestones to be established by the Board of Directors from time to time, or as may otherwise be determined by the Board from time to time. Performance bonuses earned hereunder shall be payable in cash thirty (30) days after delivery by the Company's auditors of audited financial statements for such fiscal year, but in no event later than sixty (60) days after the end of the applicable fiscal year. Where the Executive's employment hereunder is terminated prior to the end of a fiscal year by reason of death, "Disability" (as defined on Exhibit A attached hereto), expiration of the term hereof, "Termination Without Cause" (as defined in Section 16 below), or "Resignation for Good Reason" (as defined in Section 15 below), then the Executive shall still be eligible for payment of a performance bonus for such fiscal year, provided that the amount of such performance bonus shall equal the product of (i) the amount of the performance bonus that would have been payable for the entire fiscal year had the Executive remained employed for the entire fiscal year and (ii) a fraction, the numerator of which shall equal the number of days the Executive was employed hereunder during such fiscal year and the denominator of which shall equal 365.

7. Fringe Benefits: During the Term of this Agreement, the Executive shall be entitled to major medical and full hospital insurance for the Executive, his spouse and immediate dependents, provided that the Executive and his family are insurable at "standard rates". The Executive shall also be entitled to such disability, life insurance, and other similar benefits as may be made available to other senior officers of the Company under such group benefit plans and/or programs as may be maintained by the Company from time to time, subject to any eligibility, copayment and waiting period requirements under or applicable to any such benefit plans and/or programs. The Executive acknowledges and agrees that the Company has the right, in its sole discretion, to amend, modify or terminate any such benefit plan or program at any time and for any reason or for no reason. The Executive's entitlement to such benefits shall end upon the termination of his employment with the Company, however caused, except as provided (a) by applicable law or (b) by the express terms of any such group benefit plan or program maintained by the Company. As soon as practicable following the execution hereof, the Company shall obtain D&O insurance and adopt a stock option plan and retirement savings plan, consistent with levels afforded senior management of companies comparable to the Company. Executive shall be eligible to participate in such plans.

8. Vacation, Etc.: During the Term of this Agreement, the Executive shall be entitled to four (4) weeks paid vacation to be taken at such time or times as shall be consistent with the proper performance by the Executive of his duties, and which shall accrue ratably during the fiscal year. No unused vacation, holidays, sick leave or personal days may be carried forward from year to year. In the event that the Executive's employment terminates by virtue of "Termination Without Cause", "Resignation for Good Reason", death or disability, then the Executive shall be entitled to payment for any accrued but unused vacation days during the year such termination occurs.

9. Expense Reimbursement; Travel Policy: The Company shall provide the Executive with such reasonable business lodging and travel expense reimbursements as are consistent with the Company's policies in effect from time to time as they pertain to senior officers of the Company. All reimbursements by the Company provided for in this Agreement are conditioned upon the Executive's submission to the Company of reasonably satisfactory documentation and an itemized account for such expenses within a reasonable period after they are incurred. Expense reports and requests for reimbursement which are submitted later than two months after the expense is incurred will not be reimbursed without the approval of the Company's Chief Executive Officer.

10. Other Benefit Plans: As soon as practicable following the execution hereof, the Company shall obtain D&O insurance if available. Within six months of the date hereof the Company may adopt such stock option plans, and retirement savings plans and similar benefit plans as the Board deems appropriate. Executive shall be eligible to participate in such plans.

11. Death of Executive: In the event of the Executive's death during the Term of this Agreement, the Employer's obligations and agreements under this Agreement shall automatically terminate as of the date of such death, and in full satisfaction thereof, the Company shall pay to the Executive's estate any base salary and pro rata performance bonus earned and unpaid through the date of such death and any business expenses or other fringe benefits or otherwise due to Executive. The Executive's estate shall also be entitled to payment for (i) any bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs. Such event shall not be deemed a "Termination Without Cause" as defined below.

12. Disability of Executive: If the Executive shall, during the term of this Agreement, suffer a "Disability," (as defined, from time to time, in a disability plan that the Company may maintain for the benefit of its senior officers (a "Disability Plan") or, whenever no such Disability Plan exists, as defined in accordance with the meanings on Exhibit A hereto), then the Employer shall have the right to terminate this Agreement by written notice of such Disability to the Executive, whereupon the Employer's obligations and agreements under this Agreement shall automatically terminate as of the date of such notice, and in full satisfaction thereof, the Company shall pay to the Executive any base salary and pro rata performance bonus earned and unpaid through the date of such notice (less any payments received by the Executive under a Disability Plan) and any business expenses or other fringe benefits otherwise due to Executive. Executive shall also be entitled to payment for (i) any bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs. No such termination shall be deemed a "Termination Without Cause" as defined below. All other obligations of the Employer under this Agreement shall automatically cease, and the Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

13. Resignation Notice; Termination: The Executive agrees to give sixty (60) days' prior written notice to the Company of any decision by the Executive to resign during the term of this Agreement (such notice hereinafter referred to as a "Resignation Notice"), provided, however, that in the case of the Executive's resignation for "Good Reason" as defined in Section 15 below, only fourteen (14) days' prior written notice shall be required. The Executive acknowledges and understands that these notice periods are for the exclusive benefit of the Company, and do not confer any employment obligation on the Company. If the Company receives any such Resignation Notice, the Company may elect, in its sole discretion and for any reason or for no reason, to terminate the Executive's employment, either immediately or at any point during the period indicated in such notice.

14. Post-Resignation Actions: If the Executive decides to resign from the Executive's employment with the Company, the Executive agrees to make no public announcement and no statement to persons or entities doing business with the Company concerning the Executive's departure prior to the Executive's termination date without the written consent of the Company, and to continue faithfully performing and discharging the Executive's duties and responsibilities for the Company from the date of such Resignation Notice until such termination date.

15. Post-Resignation Obligations: Except as provided below with respect to resignations for "Good Reason," no such resignation (or termination by the Company following a Resignation Notice) shall be deemed to be or treated as if it was a "Termination Without Cause" as defined below. The Executive agrees and understands that, in the event of any such resignation (or termination by the Company following a Resignation Notice), the Executive shall be entitled to receive the Executive's base salary from the Employer at the rate provided in this Agreement through the date of termination of the Executive's employment and any business expenses otherwise due to Executive. The Executive shall also be entitled to payment for any (i) bonus earned in the year preceding such resignation but not yet paid and, in the event of a "Resignation for Good Reason", accrued but unused vacation days during the year such resignation occurs. All other obligations of the Employer under this Agreement shall automatically cease, and the Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law. The parties further agree and understand that, in the event of any such resignation (or termination by the Company following a Resignation Notice), the Executive's obligations and agreements under Sections 19 through 21 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

16. Resignation for Good Reason: If the Executive resigns for "Good Reason" (as defined below), then such a resignation (a "Resignation for Good Reason") shall be treated hereunder as if it were a "Termination Without Cause" as defined in
Section 16 below. "Good Reason" means any of the following failures or conditions which shall remain uncured twenty (20) days after written notice of such failure or condition is received by the Company from the Executive: (i) the failure of the Company to continue the Executive in the position of the Chief Financial Officer of the Company (or such other senior executive position as may be offered by the Company and which the Executive in his sole discretion may accept); (ii) material diminution by the Company of the Executive's responsibilities, duties, or authority in comparison with the responsibilities, duties and authority held during the six month period following the Commencement Date, or assignment to the Executive of any duties inconsistent with the Executive's position as the senior executive officer of the Company (or such other senior executive position as may be offered by the Company and which the Executive in his sole discretion may accept); (iii) failure by the Company to pay and provide to the Executive the compensation and benefits provided for in this Agreement; or (iv) the requirement that the Executive relocate his residence outside of New York, New York.

17. Termination Without Cause: The Executive's employment under this Agreement may be terminated at any time by the Company, without cause, upon fourteen (14) days' written notice to the Executive (such termination referred to throughout this Agreement as a "Termination Without Cause"). In the event of any such Termination Without Cause, the Company agrees to pay to the Executive as severance pay, an amount equal to six (6) months' base salary (at the then current rate), pro rata performance bonus earned and unpaid through the date of such termination and any business expenses and other fringe benefits otherwise due to the Executive (the "Severance Payment"). The Severance Payment shall be payable in six (6) equal monthly installments commencing on the first day of each month following the date of termination, provided that the Executive adheres to his obligations hereunder and in no way disparages the Company, its officers, directors or affiliates. The Executive shall also be entitled to payment for (i) any bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs. All other obligations of the Employer under this Agreement shall automatically cease, and the Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

18. Termination For Cause: The Employer, upon a vote of the Company's Board of Directors (excluding the Executive) shall be entitled to immediately terminate the Executive's services in any of the following circumstances, each of which shall constitute "cause" for such termination:

(a) the breach by Executive, in any material respect, of this Agreement (including, without limitation, the refusal or other failure by Executive to perform any of Executive's duties hereunder other than a failure to perform resulting from death or physical or mental disability) and failure by Executive to cure such breach within ten (10) days of written notice thereof from the Company;

(b) the commission by Executive of any act of dishonesty, fraud, intentional material misrepresentation or moral turpitude in connection with his employment, including, but not limited to, misappropriation or embezzlement of any funds of the Company or any of its affiliates;

(c) the commission by Executive of any (1) willful misconduct or gross negligence, or (2) intentional act having the effect of injuring the reputation, business or business relationships of the Company or any of its affiliates, and which intentional act would not reasonably be deemed to be in the best interests of the Company;

(d) the entering by the Executive of a plea of guilty or nolo contendere to, or the conviction of Executive for, a crime (other than a routine traffic offense) which carries a potential penalty of imprisonment for more than ninety (90) days and/or a fine in excess of Ten Thousand Dollars ($10,000);

(e) Executive's abuse of alcohol, prescription drugs or controlled substances to a degree which interferes with his performance on behalf of the Company;

(f) Executive's deliberate disregard of any lawful material rule or policy of the Company or order of the Company's Board of Directors and failure to cure the same within ten (10) days of written notice thereof from the Company; or

(g) excessive absenteeism of Executive other than for reasons of illness, after written notice from the Company with respect thereto.

      If the Executive is terminated for any of the causes referred to in the above sub-paragraphs (a) through (g), all obligations of the Employer under this Agreement (except for obligations specifically referred to as continuing) shall automatically cease, and the Executive shall not be entitled to any salary, payments or other benefits otherwise payable under this Agreement that arise after the last day of employment. The Executive shall be entitled to payment for any bonus earned in the year preceding such termination but not yet paid. The parties further agree and understand that, in the event of any such Termination for Cause, the Executive's obligations and agreements under Sections 19 through 21 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

19. Payment Upon Expiration of Term: In the event that this Agreement expires by the arrival of an End Date without a prior termination or resignation, the Company agrees to pay to the Executive his base salary and pro rata performance bonus earned and unpaid through the date of such expiration and any business expenses or fringe benefits otherwise due to the Executive. Executive shall also be entitled to payment for any bonus earned in the year preceding the expiration of the Agreement but not yet paid and (ii) accrued but unused vacation days during the year such expiration occurs. All other payments, benefits or arrangements provided by the Company shall cease immediately, except as otherwise required by law or the terms of any plan maintained by the Company. Notwithstanding the foregoing, the parties further agree and understand that, in the event of any such expiration, the Executive's obligations and agreements under Sections 19 through 22 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

20. Noncompetition:

(a) The Executive expressly acknowledges that, in order to protect the Company, and persons and entities that do business with the Company, it is an essential condition of his employment that the Executive agrees that during the Term of this Agreement and (unless this Agreement is terminated as a result of a Termination Without Cause or a Resignation For Good Reason):

for a period of one (1) year thereafter, the Executive will not directly or indirectly, for his own account or on behalf of any other person or as an employee, consultant, manager, agent, broker, stockholder, director or officer of a corporation, investor, owner, lender, partner, joint venturer, or otherwise engage in any business which is then directly engaged in the exploration, drilling or production of natural gas or oil, within the area contemplated in that certain Area of Mutual Interest Agreement dated November 17, 2003 between the Company and Vaquero Oil & Gas, Inc.;

for a period of one (1) year thereafter (i) solicit, entice or induce any Customer (as defined below) of the Company to cease or limit its business with the Company (except if and to the extent directed to do so by the Chairman, Vice Chairman or Board of Directors of the Company), or to become a customer, supplier, vendor or client of any other person (including, without limitation, Executive, individually) or entity engaged in any activity or business competitive with the Company if as a consequence thereof such party shall reduce the business it does with the Company or (ii) interfere with the relationship between the Company and any Customer, and Executive shall not cause, assist or facilitate any person or entity in taking any such prohibited actions;

for a period of one (1) year thereafter, solicit, attempt to solicit or entice away from the Company's employment, any employee of the Company, or disrupt or interfere with, or attempt to disrupt or interfere with, the Company's relationship with any such person, and Executive shall not cause, assist or facilitate any person or entity in taking any such prohibited action;

disparage the Company or any of its shareholders, directors, officers, employees or agents or take any actions that are harmful to the Company's goodwill with its customers, employees or the public; and

engage in any act or practice the purpose of which is to evade the provisions of this covenant not to compete or to commit any act which adversely affects the business of the Company.

            For purposes of this Agreement, a "Customer" of the Company shall mean any person or entity, who or which is, or was at any time within the prior one year period, a purchaser of goods or services from the Company, a landlord, sublandlord, licensor, licensee or supplier of (or prospective purchaser, landlord, sublandlord, licensor, licensee or supplier, provided the Company was in active discussions with such party prior to the termination of this Agreement), to or from the Company, as the case may be.

(b) It is understood by the Executive that the covenants contained in this
Section 19 are essential elements of this Agreement and that, but for the agreement of the Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement and would not pay Executive the agreed compensation for his services. Executive acknowledges that the provisions of this Section 21 are reasonable and necessary for the protection of the Company and that enforcement of the provisions of this Section 19 shall not result in an unreasonable deprivation of the right of Executive to earn a living. The existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. The covenants of Executive in this Section 21 shall be construed as agreements independent of any provision in this Agreement. In the event a court of competent jurisdiction determines that the provisions of this Section 19 are excessively broad as to duration, geographical scope or activity, it is expressly agreed that Section 19 shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such overbroad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

21. Non-Disclosure of Confidential Information:

(a) The Executive acknowledges and agrees that the Executive's services for the Company shall bring the Executive into contact with sensitive or secret information relating to the Company, its successors, subsidiaries, assigns, officers, Executives, associated entities and/or agents including, but not limited to (i) information concerning the objectives, plans, commitments, contracts, leases, operations, executives, methods, market investigations, surveys, research, records, and costs and prices of the Company and/or the Company's subsidiaries or associated entities, (ii) information concerning the identities, objectives, plans, preferences, needs, requests, specifications, commitments, contracts, operations, methods and records of the Company's and/or its subsidiaries' or associated entities' lenders, prospective lenders, investors, owners and/or prospective owners, and (iii) any and all information, trade secrets or ideas that give the Company or its subsidiaries or associated entities the opportunity to obtain an advantage over such competitors of the Company or of such subsidiaries or associated entities that do not know or use such information, trade secrets or ideas (the "Confidential Information").

(b) The Executive further understands and acknowledges that Confidential Information includes not only recorded or written information, but information that the Executive can recall or reconstruct from the Executive's memory.

(c) The Executive agrees that he will, at all times, faithfully hold all such Confidential Information in the strictest of confidence and will, at all times, use his best efforts and highest diligence to keep such Confidential Information secret, to guard against its disclosure, and never, directly or indirectly, to disclose or divulge any such Confidential Information to any person, company, firm or other entity, or to use the same, except that (i) the Executive may use Confidential Information as necessary to perform his duties of employment with the Company, (ii) the Executive may disclose Confidential Information to those within the Company who have a need to know it in the performance of their duties for the Company, (iii) the Executive may disclose Confidential Information to parties outside the Company when, as and if he is expressly directed to do so by the Executive's supervisors within the Company, and (iv) the Executive may disclose Confidential Information as expressly directed by judicial process, provided that the Executive has promptly, and prior to making such disclosure, provided a copy of such judicial process to the Company and the Company does not intervene to oppose such disclosure. The Executive shall use his best efforts to afford the Company sufficient time to intervene to oppose any such disclosure, including, if necessary, seeking reasonable extensions of the Executive's time to make such disclosure.

(d) The Executive shall continue to abide by all of his obligations under this Agreement respecting Confidential Information not only during his employment with the Company, but also for all time after any termination, resignation or expiration of his employment with the Company, however caused.

(e) Notwithstanding the foregoing, after any termination or resignation of the Executive from his employment with the Company, Confidential Information shall not include, and the Executive shall not be restricted from divulging or using, any information which the Executive can demonstrate (i) is or becomes generally available to the public other than as a result of a disclosure by the Executive,
(ii) was available to the Executive on a non-confidential basis prior to its disclosure to the Executive by the Company or any of its subsidiaries or associated entities, or (iii) becomes available to the Executive on a non-confidential basis from a source other than the Company or any of its subsidiaries or associated entities, provided, however, that such source was not bound by a confidentiality agreement with the Company or any of its subsidiaries or associated entities, or was not otherwise prohibited from transmitting such information to the Executive.

(f) The Executive agrees that upon any termination, resignation or expiration of his employment with the Company, however caused, the Executive shall deliver to the Company all writings, documents, recordings, computer discs or other media of recordation or storage in his possession, custody or control containing any Confidential Information (including, without limitation, all duplicates and copies), shall relinquish access to any computer maintained by or for the benefit of the Company or any of its subsidiaries or associated entities, and shall purge all such Confidential Information (in whatever form, including electronic data) from any electronic media or storage devices, including computers, in the Executive's possession, custody or control. To insure compliance with this Agreement, at the time of such termination, resignation or expiration, the Executive shall provide the Company with a sworn statement, duly notarized, that the Executive has performed each and every agreement and obligation contained or referred to in this Section.

22. Company Property: All inventions, improvements, systems, designs, ideas, business plans, sales techniques, approaches, surveys, prospect books, publications, memoranda, customer lists, files, notes, records, videotapes or any other business documentation or products (including, without limitation, Confidential Information) that the Executive makes or conceives (either individually or jointly with others) or that are made available to the Executive during his employment with the Company and until any termination, resignation or expiration of such employment for any reason, relating to and connected with his employment, or that the Executive utilizes in carrying out his duties or responsibilities to the Company (the "Property"), shall be the Company's exclusive property, and the Executive assigns to the Company all of his rights, if any, in and to all such Property.

23. Trade Names, Trademarks and Copyright: During his employment with the Company, and continuing for all time after any termination, resignation or expiration of such employment for any reason, the Executive agrees that he shall never have or claim any right, title or interest in any trade name, trademark or copyright (statutory or common law) belonging to or used by the Company, its subsidiaries, successors, assigns or associated entities, and shall never have or claim any right, title or interest in any material or matter of any sort, prepared for or used in connection with advertising, solicitation, circulation, editorial content or promotion of the business of the Company, its subsidiaries, successors, assigns or associated entities, whether produced, prepared or published in whole or in part by the Executive. The Executive recognizes that the Company and/or its subsidiaries or associated entities now have and shall hereafter have and retain sole and exclusive rights in and to any and all such trade names, trademarks, copyrights, material and matter.

24. Injunctive Relief: The Executive expressly acknowledges and agrees that the Property and the Confidential Information are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, and that a breach by the Executive of any of the restrictive covenants contained in paragraphs 19 through 21 herein will cause the Company irreparable injury and damage for which there is no adequate remedy available at law. The Executive further expressly acknowledges and agrees that the Company shall be entitled, in addition to any remedies available at law, to injunctive or other equitable relief to require specific performance, or to prevent a breach, of any provision of this Agreement by the Executive without any requirement or showing that the Company has suffered any damages from such breach.

25. Further Instruments: Each of the Company and the Executive shall execute, acknowledge, deliver and procure the execution, acknowledgment and delivery to the other of any and all further instruments which the other may reasonably deem necessary or expedient to carry out or effectuate the purposes or intent of this Agreement.

26. Successors and Assigns: This Agreement shall not be assignable by the Company without the prior consent of the Executive, which shall not be unreasonably withheld. For purposes of this Agreement a transfer of this Agreement in connection with a merger, sale of a majority of the outstanding shares or consolidation of the Company or a sale of substantially all of the Company assets shall not constitute an assignment. This Agreement shall be binding upon the successors, heirs, executors and personal representatives of Executive. This Agreement contemplates the rendition of personal services by Executive and is not assignable by the Executive.

27. Savings Clause: If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law. The Company's rights and remedies provided for in this Agreement or by law shall, to the extent permitted by law, be cumulative.

28. Governing Law and Construction: Any and all differences and disputes of whatever nature arising out of or relating to this Agreement (including, without limitation, the negotiation, execution, performance or termination of this Agreement) shall be governed by the laws of the State of Delaware applicable to contracts made, negotiated and to be performed entirely in such State without giving effect to its principles of conflicts of laws. With respect to all such differences and disputes, the parties agree and consent to be subject to the exclusive jurisdiction of the state and federal courts located in the State of Texas and consent to the exclusive venue of Texas.

29. Notices: All notices to be given under this Agreement shall be in writing and shall be given by hand, by overnight courier services which obtain acknowledgment of receipt or by certified or registered mail, return receipt requested, addressed to the party receiving such notice (each of the foregoing being referred to as "Written Notice"), or by facsimile transmission, such transmission being effective as of the date thereof if followed within ten (10) business days by Written Notice, as follows:

(a) if to the Company, to the Company's address set forth above, with a copy to Eaton & Van Winkle, 3 Park Avenue, 16th Floor, New York, New York, 10016, Att:
Matthew S. Cohen, Esq;

(b) if to the Executive, to the Executive's address set forth above; or

(c) to either party at such other addresses as shall have been specified in a notice similarly given.

30. Freedom to Execute Agreement: The Company and the Executive each represent, warrant and agree that they are free to enter into this Agreement, and that they are not subject to any obligations or disability which would prevent them from or interfere with their fully keeping and performing all of the covenants and conditions to be kept or performed under such agreements. The Company and Executive further represent, warrant and agree that they have not made and will not make any grant or assignment which conflicts with or impairs the complete enjoyment of the rights and privileges granted to the Company and the Executive under this Agreement. The Executive has had the opportunity to consult with his personal attorney and to negotiate this Agreement at "arms-length".

31. Entire Agreement: This Agreement and the agreements annexed as appendices hereto are intended together to constitute the entire agreement between the Company and the Executive relating to the subject matters of such agreements, and all prior negotiations and understandings of the parties have been merged in such agreements. No modification of any such agreements shall be valid unless in writing and executed by the parties hereto. This Agreement supersedes in its entirety the Employment Agreement between the Company and Executive dated December 1, 2003 which is void and of no further force and effect.

32. Waiver of Breach: The waiver of a breach or default of or under any provision of this Agreement shall not be deemed a waiver of any other such breach or default of any kind or nature.

33. Approvals: This Agreement has been approved by the necessary vote of the Company's Board of Directors of the Company.

            IN WITNESS WHEREOF, the parties have signed this Agreement as of the date above written.

Employer:                                          Executive:
DUNE ENERGY, INC.


By:
    -----------------------------                  -----------------------------
    Alan Gaines                                    Richard Cohen
    Chief Executive Officer

                                    Exhibit A

      For the purposes of this Employment Agreement, whenever the term "Disability" is not defined in a Disability Plan that the Company may maintain for the benefit of its senior officers, that term shall mean that, for a period of "120 continuous days", the Executive is "limited" form performing the "material and substantial duties" of his "regular occupation" due to his "sickness" or "injury."

      For purposes of this definition:

      "120 continuous days" shall mean 120 days of sickness or injury which meets all of the other criteria for a Disability as defined herein, with no lapse of greater than 30 days (consecutively or in the aggregate);

      "limited" from performing a duty or function means that the Executive is unable to perform such duty or function;

      "material and substantial duties" means duties that are normally required for the performance of the Executive's "regular occupation" and cannot be reasonably omitted or modified;

      "regular occupation" means all of the functions that the Executive was routinely performing prior to the onset of the condition or conditions that resulted in the Company's decision to terminate the Executive's employment for reasons related to Disability;

      "sickness" means any illness or disease that renders the Executive incapable of performing material and substantial duties of his employment under the Employment Agreement; and

      "injury" means a bodily injury that is the direct result of an accident and not related to any other cause.

                              EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT dated as of May __, 2004 (this "Agreement") between Dune Energy, Inc., a Delaware corporation having its principal place of business at 1330 Post Oak Blvd., Houston, Texas 77056 (the "Employer" or the "Company"), and Amiel David, an individual residing in the State of Texas (the "Executive").

      WHEREAS, the Company and Executive desire that Executive's relationship with the Company be governed by this Agreement and by the exhibits annexed hereto;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the parties agree as follows:

1. Employment: The Employer hereby employs the Executive and the Executive hereby accepts employment upon the terms and conditions hereinafter set forth.

2. Title; Responsibilities; Reporting: During the Term of this Agreement, the Executive shall diligently and faithfully: (a) serve the Company in the capacity of President/Chief Operating Officer, and/or in whatever similar executive capacities as shall from time to time be assigned to the Executive by the Company's Board of Directors or by such other person(s) as directed by the Board of Directors; (b) report directly to the Company's Chairman; (c) discharge and carry out all duties and responsibilities as may from time to time be assigned, and such directions as may from time to time be given, to the Executive by the Company's Chairman and/or Board of Directors and (d) abide by and carry out the policies and programs of the Company in existence or as the same may be changed from time to time.

3. Exclusivity: All services to be provided by the Executive under this Agreement shall be performed by the Executive personally. During the term of this Agreement, the Executive shall devote substantially all of the Executive's business time, attention and energies and all of his skills, learnings and best efforts to the business of Company, except that he may devote up to five hours of his business time per week to other activities, provided such does not interfere with his duties to the Company. At all times during the term of this Agreement, the services required of Executive and the location at which he performs such services shall not require that he reside outside of Houston, Texas, except for travel in the ordinary course.

4. Term: The initial term of this Agreement shall commence as of May __, 2004 (the "Commencement Date") and shall end on May 31, 2005, unless sooner extended by agreement of the parties or terminated in accordance with the provisions of this Agreement. The date on which this Agreement is scheduled to expire (i.e. May 31, 2005 or such later date to which this Agreement may be extended by agreement of the parties) is referred to as the "End Date". No more than one hundred twenty (120) nor less than and sixty (60) days prior to the an End Date (each such sixty (60) day period is referred to as a "Renegotiation Period"), the Company and the Executive may agree in writing to extend this Agreement for an additional term. If during any Renegotiation Period the Company and Executive fail to agree upon an extension of this Agreement, this Agreement shall terminate as of the End Date of the then current term notwithstanding the provision of services by Executive after the end of the then current term. The term of this Agreement, whether as originally scheduled, extended by agreement or shortened pursuant to a termination in accordance herewith is referred to as the "Term."

5. Base Compensation: The Employer shall pay to the Executive a base salary at the rate of $175,000 per year, subject to increase at the discretion of the Board of Directors of the Company. The salary shall be paid in monthly installments on the first day of each month and shall be subject to such deductions by the Employer as are required to be made pursuant to law, government regulations or order. The Executive understands and agrees that the Executive is an exempt Executive as that term is applied for purposes of Federal or State wage and hour laws, and further understands that the Executive shall not be entitled to any compensatory time off or other compensation for overtime.

6. Performance Bonus: The Executive shall earn a minimum performance bonus of $25,000 with respect to each fiscal year of the Company's operation that ends during the Term of this Agreement, based on the Company achieving EBITDA (earning before interest, taxes, depreciation and amortization) in excess of $1,000,000 during such fiscal year, as calculated by the Company's auditors in accordance with generally accepted accounting principles. Performance bonuses earned hereunder shall be payable in cash thirty (30) days after delivery by the Company's auditors of audited financial statements for such fiscal year, but in no event later than sixty (60) days after the end of the applicable fiscal year. Where the Executive's employment hereunder is terminated prior to the end of a fiscal year by reason of death, "Disability" (as defined on Exhibit A attached hereto), expiration of the term hereof, "Termination Without Cause" (as defined in Section 17 below), or "Resignation for Good Reason" (as defined in Section 16 below), then the Executive shall still be eligible for payment of a performance bonus for such fiscal year, provided that the amount of such performance bonus shall equal the product of (i) the amount of the performance bonus that would have been payable for the entire fiscal year had the Executive remained employed for the entire fiscal year and (ii) a fraction, the numerator of which shall equal the number of days the Executive was employed hereunder during such fiscal year and the denominator of which shall equal 365.

7. Fringe Benefits: During the Term of this Agreement, the Executive shall be entitled to major medical and full hospital insurance for the Executive, his spouse and immediate dependents, provided that the Executive and his family are insurable at "standard rates". The Executive shall also be entitled to such disability, life insurance, and other similar benefits as may be made available to other senior officers of the Company under such group benefit plans and/or programs as may be maintained by the Company from time to time, subject to any eligibility, copayment and waiting period requirements under or applicable to any such benefit plans and/or programs. The Executive acknowledges and agrees that the Company has the right, in its sole discretion, to amend, modify or terminate any such benefit plan or program at any time and for any reason or for no reason. The Executive's entitlement to such benefits shall end upon the termination of his employment with the Company, however caused, except as provided (a) by applicable law or (b) by the express terms of any such group benefit plan or program maintained by the Company.

8. Vacation, Etc.: During the Term of this Agreement, the Executive shall be entitled to four (4) weeks paid vacation to be taken at such time or times as shall be consistent with the proper performance by the Executive of his duties, and which shall accrue ratably during the fiscal year. No unused vacation, holidays, sick leave or personal days may be carried forward from year to year. In the event that the Executive's employment terminates by virtue of "Termination Without Cause", "Resignation for Good Reason", death or disability, then the Executive shall be entitled to payment for any accrued but unused vacation days during the year such termination occurs.

9. Expense Reimbursement; Travel Policy: The Company shall provide the Executive with such reasonable business lodging and travel expense reimbursements as are consistent with the Company's policies in effect from time to time as they pertain to senior officers of the Company. All reimbursements by the Company provided for in this Agreement are conditioned upon the Executive's submission to the Company of reasonably satisfactory documentation and an itemized account for such expenses within a reasonable period after they are incurred. Expense reports and requests for reimbursement which are submitted later than two months after the expense is incurred will not be reimbursed without the approval of the Company's Chief Financial Officer.

10. Other Benefit Plans: As soon as practicable following the execution hereof, the Company shall obtain D&O insurance if available. Within six months of the date hereof the Company may adopt such stock option plans, and retirement savings plans and similar benefit plans as the Board deems appropriate. Executive shall be eligible to participate in such plans.

11. Death of Executive: In the event of the Executive's death during the Term of this Agreement, the Employer's obligations and agreements under this Agreement shall automatically terminate as of the date of such death, and in full satisfaction thereof, the Company shall pay to the Executive's estate any base salary and pro rata performance bonus earned and unpaid through the date of such death and any business expenses or other fringe benefits or otherwise due to Executive. The Executive's estate shall also be entitled to payment for (i) any bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs. Such event shall not be deemed a "Termination Without Cause" as defined below.

12. Disability of Executive: If the Executive shall, during the term of this Agreement, suffer a "Disability," (as defined, from time to time, in a disability plan that the Company may maintain for the benefit of its senior officers (a "Disability Plan") or, whenever no such Disability Plan exists, as defined in accordance with the meanings on Exhibit A hereto), then the Employer shall have the right to terminate this Agreement by written notice of such Disability to the Executive, whereupon the Employer's obligations and agreements under this Agreement shall automatically terminate as of the date of such notice, and in full satisfaction thereof, the Company shall pay to the Executive any base salary and pro rata performance bonus earned and unpaid through the date of such notice (less any payments received by the Executive under a Disability Plan) and any business expenses or other fringe benefits otherwise due to Executive. Executive shall also be entitled to payment for (i) any bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs. No such termination shall be deemed a "Termination Without Cause" as defined below. All other obligations of the Employer under this Agreement shall automatically cease, and the Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

13. Resignation Notice; Termination: The Executive agrees to give sixty (60) days' prior written notice to the Company of any decision by the Executive to resign during the term of this Agreement (such notice hereinafter referred to as a "Resignation Notice"), provided, however, that in the case of the Executive's resignation for "Good Reason" as defined in Section 16 below, only fourteen (14) days' prior written notice shall be required. The Executive acknowledges and understands that these notice periods are for the exclusive benefit of the Company, and do not confer any employment obligation on the Company. If the Company receives any such Resignation Notice, the Company may elect, in its sole discretion and for any reason or for no reason, to terminate the Executive's employment, either immediately or at any point during the period indicated in such notice.

14. Post-Resignation Actions: If the Executive decides to resign from the Executive's employment with the Company, the Executive agrees to make no public announcement and no statement to persons or entities doing business with the Company concerning the Executive's departure prior to the Executive's termination date without the written consent of the Company, and to continue faithfully performing and discharging the Executive's duties and responsibilities for the Company from the date of such Resignation Notice until such termination date.

15. Post-Resignation Obligations: Except as provided below with respect to resignations for "Good Reason," no such resignation (or termination by the Company following a Resignation Notice) shall be deemed to be or treated as if it was a "Termination Without Cause" as defined below. The Executive agrees and understands that, in the event of any such resignation (or termination by the Company following a Resignation Notice), the Executive shall be entitled to receive the Executive's base salary from the Employer at the rate provided in this Agreement through the date of termination of the Executive's employment and any business expenses otherwise due to Executive. The Executive shall also be entitled to payment for any (i) bonus earned in the year preceding such resignation but not yet paid and, in the event of a "Resignation for Good Reason", accrued but unused vacation days during the year such resignation occurs. All other obligations of the Employer under this Agreement shall automatically cease, and the Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law. The parties further agree and understand that, in the event of any such resignation (or termination by the Company following a Resignation Notice), the Executive's obligations and agreements under Sections 20 through 23 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

16. Resignation for Good Reason: If the Executive resigns for "Good Reason" (as defined below), then such a resignation (a "Resignation for Good Reason") shall be treated hereunder as if it were a "Termination Without Cause" as defined in
Section 17 below. "Good Reason" means any of the following failures or conditions which shall remain uncured twenty (20) days after written notice of such failure or condition is received by the Company from the Executive: (i) the failure of the Company to continue the Executive in the position of President/Chief Operating Officer of the Company (or such other senior executive position as may be offered by the Company and which the Executive in his sole discretion may accept); (ii) material diminution by the Company of the Executive's responsibilities, duties, or authority in comparison with the responsibilities, duties and authority held during the six month period following the Commencement Date, or assignment to the Executive of any duties inconsistent with the Executive's position as the senior executive officer of the Company (or such other senior executive position as may be offered by the Company and which the Executive in his sole discretion may accept); (iii) failure by the Company to pay and provide to the Executive the compensation and benefits provided for in this Agreement; or (iv) the requirement that Executive relocate his residence outside of Houston, Texas.

17. Termination Without Cause: The Executive's employment under this Agreement may be terminated at any time by the Company, without cause, upon fourteen (14) days' written notice to the Executive (such termination referred to throughout this Agreement as a "Termination Without Cause"). In the event of any such Termination Without Cause, the Company agrees to pay to the Executive as severance pay, an amount equal to twelve (12) months' base salary (at the then current rate), pro rata performance bonus earned and unpaid through the date of such termination and any business expenses and other fringe benefits otherwise due to the Executive (the "Severance Payment"). The Severance Payment shall be payable in six (6) equal monthly installments commencing on the first day of each month following the date of termination, provided that the Executive adheres to his obligations hereunder and in no way disparages the Company, its officers, directors or affiliates. The Executive shall also be entitled to payment for (i) any bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs. All other obligations of the Employer under this Agreement shall automatically cease, and the Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

18. Termination For Cause: The Employer, upon a vote of the Company's Board of Directors (excluding the Executive) shall be entitled to immediately terminate the Executive's services in any of the following circumstances, each of which shall constitute "cause" for such termination:

(a) the breach by Executive, in any material respect, of this Agreement (including, without limitation, the refusal or other failure by Executive to perform any of Executive's duties hereunder other than a failure to perform resulting from death or physical or mental disability) and failure by Executive to cure such breach within ten (10) days of written notice thereof from the Company;

(b) the commission by Executive of any act of dishonesty, fraud, intentional material misrepresentation or moral turpitude in connection with his employment, including, but not limited to, misappropriation or embezzlement of any funds of the Company or any of its affiliates;

(c) the commission by Executive of any (1) willful misconduct or gross negligence, or (2) intentional act having the effect of injuring the reputation, business or business relationships of the Company or any of its affiliates, and which intentional act would not reasonably be deemed to be in the best interests of the Company;

(d) the entering by the Executive of a plea of guilty or nolo contendere to, or the conviction of Executive for, a crime (other than a routine traffic offense) which carries a potential penalty of imprisonment for more than ninety (90) days and/or a fine in excess of Ten Thousand Dollars ($10,000);

(e) Executive's abuse of alcohol, prescription drugs or controlled substances to a degree which interferes with his performance on behalf of the Company;

(f) Executive's deliberate disregard of any lawful material rule or policy of the Company or order of the Company's Board of Directors and failure to cure the same within ten (10) days of written notice thereof from the Company; or

(g) excessive absenteeism of Executive other than for reasons of illness, after written notice from the Company with respect thereto.

      If the Executive is terminated for any of the causes referred to in the above sub-paragraphs (a) through (g), all obligations of the Employer under this Agreement (except for obligations specifically referred to as continuing) shall automatically cease, and the Executive shall not be entitled to any salary, payments or other benefits otherwise payable under this Agreement that arise after the last day of employment. The Executive shall be entitled to payment for any bonus earned in the year preceding such termination but not yet paid. The parties further agree and understand that, in the event of any such Termination for Cause, the Executive's obligations and agreements under Sections 21 through 24 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

19. Payment Upon Expiration of Term: In the event that this Agreement expires by the arrival of an End Date without a prior termination or resignation, the Company agrees to pay to the Executive his base salary and pro rata performance bonus earned and unpaid through the date of such expiration and any business expenses or fringe benefits otherwise due to the Executive. Executive shall also be entitled to payment for any bonus earned in the year preceding the expiration of the Agreement but not yet paid and (ii) accrued but unused vacation days during the year such expiration occurs. All other payments, benefits or arrangements provided by the Company shall cease immediately, except as otherwise required by law or the terms of any plan maintained by the Company. Notwithstanding the foregoing, the parties further agree and understand that, in the event of any such expiration, the Executive's obligations and agreements under Sections 20 through 23 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

20. Noncompetition:

(a) The Executive expressly acknowledges that, in order to protect the Company, and persons and entities that do business with the Company, it is an essential condition of his employment that the Executive agrees that during the Term of this Agreement and (unless this Agreement is terminated as a result of a Termination Without Cause or a Resignation For Good Reason):

for a period of one (1) year thereafter, the Executive will not directly or indirectly, for his own account or on behalf of any other person or as an employee, consultant, manager, agent, broker, stockholder, director or officer of a corporation, investor, owner, lender, partner, joint venturer, or otherwise engage in any business which is then directly engaged in the exploration, drilling or production of natural gas or oil, within the area contemplated in that certain Area of Mutual Interest Agreement dated November 17, 2003 between the Company and Vaquero Oil & Gas, Inc.;

for a period of one (1) year thereafter (i) solicit, entice or induce any Customer (as defined below) of the Company to cease or limit its business with the Company (except if and to the extent directed to do so by the Chairman, Vice Chairman or Board of Directors of the Company), or to become a customer, supplier, vendor or client of any other person (including, without limitation, Executive, individually) or entity engaged in any activity or business competitive with the Company if as a consequence thereof such party shall reduce the business it does with the Company or (ii) interfere with the relationship between the Company and any Customer, and Executive shall not cause, assist or facilitate any person or entity in taking any such prohibited actions;

for a period of one (1) year thereafter, solicit, attempt to solicit or entice away from the Company's employment, any employee of the Company, or disrupt or interfere with, or attempt to disrupt or interfere with, the Company's relationship with any such person, and Executive shall not cause, assist or facilitate any person or entity in taking any such prohibited action;

disparage the Company or any of its shareholders, directors, officers, employees or agents or take any actions that are harmful to the Company's goodwill with its customers, employees or the public; and

engage in any act or practice the purpose of which is to evade the provisions of this covenant not to compete or to commit any act which adversely affects the business of the Company.

            For purposes of this Agreement, a "Customer" of the Company shall mean any person or entity, who or which is, or was at any time within the prior one year period, a purchaser of goods or services from the Company, a landlord, sublandlord, licensor, licensee or supplier of (or prospective purchaser, landlord, sublandlord, licensor, licensee or supplier, provided the Company was in active discussions with such party prior to the termination of this Agreement), to or from the Company, as the case may be.

(b) It is understood by the Executive that the covenants contained in this
Section 21 are essential elements of this Agreement and that, but for the agreement of the Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement and would not pay Executive the agreed compensation for his services. Executive acknowledges that the provisions of this Section 21 are reasonable and necessary for the protection of the Company and that enforcement of the provisions of this Section 21 shall not result in an unreasonable deprivation of the right of Executive to earn a living. The existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. The covenants of Executive in this Section 21 shall be construed as agreements independent of any provision in this Agreement. In the event a court of competent jurisdiction determines that the provisions of this Section 21 are excessively broad as to duration, geographical scope or activity, it is expressly agreed that Section 21 shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such overbroad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

21. Non-Disclosure of Confidential Information:

(a) The Executive acknowledges and agrees that the Executive's services for the Company shall bring the Executive into contact with sensitive or secret information relating to the Company, its successors, subsidiaries, assigns, officers, Executives, associated entities and/or agents including, but not limited to (i) information concerning the objectives, plans, commitments, contracts, leases, operations, executives, methods, market investigations, surveys, research, records, and costs and prices of the Company and/or the Company's subsidiaries or associated entities, (ii) information concerning the identities, objectives, plans, preferences, needs, requests, specifications, commitments, contracts, operations, methods and records of the Company's and/or its subsidiaries' or associated entities' lenders, prospective lenders, investors, owners and/or prospective owners, and (iii) any and all information, trade secrets or ideas that give the Company or its subsidiaries or associated entities the opportunity to obtain an advantage over such competitors of the Company or of such subsidiaries or associated entities that do not know or use such information, trade secrets or ideas (the "Confidential Information").

(b) The Executive further understands and acknowledges that Confidential Information includes not only recorded or written information, but information that the Executive can recall or reconstruct from the Executive's memory.

(c) The Executive agrees that he will, at all times, faithfully hold all such Confidential Information in the strictest of confidence and will, at all times, use his best efforts and highest diligence to keep such Confidential Information secret, to guard against its disclosure, and never, directly or indirectly, to disclose or divulge any such Confidential Information to any person, company, firm or other entity, or to use the same, except that (i) the Executive may use Confidential Information as necessary to perform his duties of employment with the Company, (ii) the Executive may disclose Confidential Information to those within the Company who have a need to know it in the performance of their duties for the Company, (iii) the Executive may disclose Confidential Information to parties outside the Company when, as and if he is expressly directed to do so by the Executive's supervisors within the Company, and (iv) the Executive may disclose Confidential Information as expressly directed by judicial process, provided that the Executive has promptly, and prior to making such disclosure, provided a copy of such judicial process to the Company and the Company does not intervene to oppose such disclosure. The Executive shall use his best efforts to afford the Company sufficient time to intervene to oppose any such disclosure, including, if necessary, seeking reasonable extensions of the Executive's time to make such disclosure.

(d) The Executive shall continue to abide by all of his obligations under this Agreement respecting Confidential Information not only during his employment with the Company, but also for all time after any termination, resignation or expiration of his employment with the Company, however caused.

(e) Notwithstanding the foregoing, after any termination or resignation of the Executive from his employment with the Company, Confidential Information shall not include, and the Executive shall not be restricted from divulging or using, any information which the Executive can demonstrate (i) is or becomes generally available to the public other than as a result of a disclosure by the Executive,
(ii) was available to the Executive on a non-confidential basis prior to its disclosure to the Executive by the Company or any of its subsidiaries or associated entities, or (iii) becomes available to the Executive on a non-confidential basis from a source other than the Company or any of its subsidiaries or associated entities, provided, however, that such source was not bound by a confidentiality agreement with the Company or any of its subsidiaries or associated entities, or was not otherwise prohibited from transmitting such information to the Executive.

(f) The Executive agrees that upon any termination, resignation or expiration of his employment with the Company, however caused, the Executive shall deliver to the Company all writings, documents, recordings, computer discs or other media of recordation or storage in his possession, custody or control containing any Confidential Information (including, without limitation, all duplicates and copies), shall relinquish access to any computer maintained by or for the benefit of the Company or any of its subsidiaries or associated entities, and shall purge all such Confidential Information (in whatever form, including electronic data) from any electronic media or storage devices, including computers, in the Executive's possession, custody or control. To insure compliance with this Agreement, at the time of such termination, resignation or expiration, the Executive shall provide the Company with a sworn statement, duly notarized, that the Executive has performed each and every agreement and obligation contained or referred to in this Section.

22. Company Property: All inventions, improvements, systems, designs, ideas, business plans, sales techniques, approaches, surveys, prospect books, publications, memoranda, customer lists, files, notes, records, videotapes or any other business documentation or products (including, without limitation, Confidential Information) that the Executive makes or conceives (either individually or jointly with others) or that are made available to the Executive during his employment with the Company and until any termination, resignation or expiration of such employment for any reason, relating to and connected with his employment, or that the Executive utilizes in carrying out his duties or responsibilities to the Company (the "Property"), shall be the Company's exclusive property, and the Executive assigns to the Company all of his rights, if any, in and to all such Property.

23. Trade Names, Trademarks and Copyright: During his employment with the Company, and continuing for all time after any termination, resignation or expiration of such employment for any reason, the Executive agrees that he shall never have or claim any right, title or interest in any trade name, trademark or copyright (statutory or common law) belonging to or used by the Company, its subsidiaries, successors, assigns or associated entities, and shall never have or claim any right, title or interest in any material or matter of any sort, prepared for or used in connection with advertising, solicitation, circulation, editorial content or promotion of the business of the Company, its subsidiaries, successors, assigns or associated entities, whether produced, prepared or published in whole or in part by the Executive. The Executive recognizes that the Company and/or its subsidiaries or associated entities now have and shall hereafter have and retain sole and exclusive rights in and to any and all such trade names, trademarks, copyrights, material and matter.

24. Injunctive Relief: The Executive expressly acknowledges and agrees that the Property and the Confidential Information are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, and that a breach by the Executive of any of the restrictive covenants contained in paragraphs 20 through 23 herein will cause the Company irreparable injury and damage for which there is no adequate remedy available at law. The Executive further expressly acknowledges and agrees that the Company shall be entitled, in addition to any remedies available at law, to injunctive or other equitable relief to require specific performance, or to prevent a breach, of any provision of this Agreement by the Executive without any requirement or showing that the Company has suffered any damages from such breach.

25. Further Instruments: Each of the Company and the Executive shall execute, acknowledge, deliver and procure the execution, acknowledgment and delivery to the other of any and all further instruments which the other may reasonably deem necessary or expedient to carry out or effectuate the purposes or intent of this Agreement.

26. Successors and Assigns: : This Agreement shall not be assignable by the Company without the prior consent of the Executive, which shall not be unreasonably withheld. For purposes of this Agreement a transfer of this Agreement in connection with a merger, sale of a majority of the outstanding shares or consolidation of the Company or a sale of substantially all of the Company assets shall not constitute an assignment. This Agreement shall be binding upon the successors, heirs, executors and personal representatives of Executive. This Agreement contemplates the rendition of personal services by Executive and is not assignable by the Executive.

27. Savings Clause: If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law. The Company's rights and remedies provided for in this Agreement or by law shall, to the extent permitted by law, be cumulative.

28. Governing Law and Construction: Any and all differences and disputes of whatever nature arising out of or relating to this Agreement (including, without limitation, the negotiation, execution, performance or termination of this Agreement) shall be governed by the laws of the State of Delaware applicable to contracts made, negotiated and to be performed entirely in such State without giving effect to its principles of conflicts of laws. With respect to all such differences and disputes, the parties agree and consent to be subject to the exclusive jurisdiction of the state and federal courts located in the State of Texas and consent to the exclusive venue of Texas.

29. Notices: All notices to be given under this Agreement shall be in writing and shall be given by hand, by overnight courier services which obtain acknowledgment of receipt or by certified or registered mail, return receipt requested, addressed to the party receiving such notice (each of the foregoing being referred to as "Written Notice"), or by facsimile transmission, such transmission being effective as of the date thereof if followed within ten (10) business days by Written Notice, as follows:

(a) if to the Company, to the Company's address set forth above, with a copy to Eaton & Van Winkle, 3 Park Avenue, 16th Floor, New York, New York, 10016, Att:
Matthew S. Cohen, Esq;

(b) if to the Executive, to the Executive's address set forth above; or

(c) to either party at such other addresses as shall have been specified in a notice similarly given.

30. Freedom to Execute Agreement: The Company and the Executive each represent, warrant and agree that they are free to enter into this Agreement, and that they are not subject to any obligations or disability which would prevent them from or interfere with their fully keeping and performing all of the covenants and conditions to be kept or performed under such agreements. The Company and Executive further represent, warrant and agree that they have not made and will not make any grant or assignment which conflicts with or impairs the complete enjoyment of the rights and privileges granted to the Company and the Executive under this Agreement. The Executive has had the opportunity to consult with his personal attorney and to negotiate this Agreement at "arms-length".

31. Entire Agreement: This Agreement and the agreements annexed as appendices hereto are intended together to constitute the entire agreement between the Company and the Executive relating to the subject matters of such agreements, and all prior negotiations and understandings of the parties have been merged in such agreements. No modification of any such agreements shall be valid unless in writing and executed by the parties hereto. This Agreement supersedes in its entirety the Employment Agreement between the Company and Executive dated February 15, 2004 which is void and of no further force and effect.

32. Waiver of Breach: The waiver of a breach or default of or under any provision of this Agreement shall not be deemed a waiver of any other such breach or default of any kind or nature.

33. Approvals: This Agreement has been approved by the necessary vote of the Company's Board of Directors of the Company.

            IN WITNESS WHEREOF, the parties have signed this Agreement as of the date above written.

Employer:                                          Executive:
DUNE ENERGY, INC.


By:
    -----------------------------                  -----------------------------
    Alan Gaines                                    Amiel David
    Chief Executive Officer

                                    Exhibit A

      For the purposes of this Employment Agreement, whenever the term "Disability" is not defined in a Disability Plan that the Company may maintain for the benefit of its senior officers, that term shall mean that, for a period of "120 continuous days", the Executive is "limited" form performing the "material and substantial duties" of his "regular occupation" due to his "sickness" or "injury."

      For purposes of this definition:

      "120 continuous days" shall mean 120 days of sickness or injury which meets all of the other criteria for a Disability as defined herein, with no lapse of greater than 30 days (consecutively or in the aggregate);

      "limited" from performing a duty or function means that the Executive is unable to perform such duty or function;

      "material and substantial duties" means duties that are normally required for the performance of the Executive's "regular occupation" and cannot be reasonably omitted or modified;

      "regular occupation" means all of the functions that the Executive was routinely performing prior to the onset of the condition or conditions that resulted in the Company's decision to terminate the Executive's employment for reasons related to Disability;

      "sickness" means any illness or disease that renders the Executive incapable of performing material and substantial duties of his employment under the Employment Agreement; and

      "injury" means a bodily injury that is the direct result of an accident and not related to any other cause.

                                    EXHIBIT D

              MATTERS TO BE COVERED IN OIL AND GAS COUNSEL OPINION

Company's Oil and Gas Counsel shall provide an opinion addressing the provisions of the Welder Property Lease governing the timing of the second, third and succeeding wells Lessee may drill to continue in effect the Welder Property Lease. The opinion shall concur that under the Welder Property Lease, as amended (all capitalized terms shall be construed as defined in the Welder Property Lease):

            1. Lease extension. When Lessee must begin drilling each next well depends on whether the preceding well is completed as capable of production, or is abandoned. If the preceding well is completed capable of production, Lessee has earned a six-month extended primary term within which to initiate drilling operations on the next well. If the preceding well is abandoned, the Lessee must initiate drilling operations on the next well within 90 days (or otherwise extend the Lease under the sixth paragraph of Section II).

            2. Further drillover extension(s). Drilling operations conducted over the end of any Extended Primary Term under the Lease will extend the Lease (under the sixth paragraph of Section II), just as the drilling of the Rob Welder well over May 21-22 will extend the Primary Term of the Lease.

            3. Extended primary term clock. Each Extended Primary Term under the Lease will run from May 22 through November 21, and November 22 through May 21 of the succeeding year, etc., based on the completion of any given well capable of production that earns an additional Extended Primary Term. No Extended Primary Term earned by completion of a well capable of production starts running on the date of completion of any well.

            4. Acreage held by producing wells. Designation of acreage held by each producing well under Section V of the Lease does not occur after the initiation of production from each new well completed on the Lease. Rather, such designation(s) with the corresponding release of non-producing acreage under
Section V occurs once. This occurs only after the Lessee fails to extend the Primary Term of the Lease: by failing to complete another well capable of production, and by failing to continue drilling or well reworking operations (as provided in the sixth paragraph of Section II).

            5. Option Lease(s). The Letter Agreement of April 8, 2004, between Lessors and Lessee, imposes an option obligation on Lessee if the Rob Welder well is completed as a well capable of production. (1) This option obligation is in addition to Lessee's right, prior to August 22, 2004, to exercise the option under Section XXIV of the Lease with respect to the balance of the option acreage. (2) If the Lessors and Lessee enter into an Option Lease under the April 8 Letter Agreement, and the Lessee thereafter exercises its option under
Section XXIV of the Lease with respect to at least 1500 acres of the remaining Option Acreage, then there will be, in effect, three leases between Lessors and Lessee. (3) Each of these leases will have its own independent Primary Term, drilling requirements and lease extension clocks, all consistent with the terms of the Lease, as interpreted and explained in the preceding numbered paragraphs.

                                  SCHEDULE 3.3
                                 CAPITALIZATION

ISSUANCE OF SHARES & CONVERTIBLE SECURITIES/
OBLIGATIONS TO REGISTER THE SALE OF SHARES

o The Company has not issued shares of Common Stock or any securities or other instruments convertible into shares of Common Stock since May 5, 2004.

o As disclosed in the SEC Documents, the Company has granted stock options exercisable into 350,000 shares of Common Stock, as follows:

            - Chris Lautenslager - to acquire 100,000 shares; and

            - R. Scott Barter Defined Contribution Plan - to acquire 250,000 shares.

            Both of such stock options afford the holder with "piggy-back" registration rights.

o The Company has issued promissory notes convertible into 2,854,377 shares of Common Stock.

o VOG has been granted "piggy-back" registration rights with respect to 150,000 shares of Common Stock.

o Penroc Oil Corporation has been granted "piggy-back" registration rights with respect to 50,000 shares of Common Stock.

o The two holders of Series A Convertible Preferred Stock have been granted "piggy-back" registration rights with respect to shares of Common Stock issuable upon conversion.

o Certain directors have pledged shares of their Common Stock as set forth in the SEC Documents.

SUBSIDIARIES

o     The Company's sole subsidiary is Vaquero Partners LLC.

                                  SCHEDULE 3.7
                    MATERIAL CHANGES SINCE DECEMBER 31, 2003

            (b) The Company filed a Certificate of Designation for Series A Convertible Preferred Stock with the Secretary of State of Delaware on April 15, 2004.

                  The Company's Articles of Incorporation shall be amended before Closing to increase the number of authorized shares of Common Stock to 100,000,000.

                  Effective as of the Closing, the Operating Agreement relating to the LLC shall be amended and restated effective March 25, 2004.

                  Effective as of the Closing, the Agreement dated August 22, 2003 between the Company, the LLC and VOG shall be amended per the terms of that certain letter among the parties dated as of March 25, 2004.

                                  SCHEDULE 3.12
                                   TAX MATTERS

                                      None.

                                  SCHEDULE 3.13

            (a) ASSETS

            Deposit on option granted by Penroc to Company to purchase 34.98% of Penroc's 2% working interest in the Los Mogotes field, Zapata County, Texas.

            (b) MATERIAL CONTRACTS

            - The Welder Property Lease, as amended on February 5, 2004 and April 8, 2004;

            - Agreement with Penroc Oil Corporation dated October 30, 2003 relating to Los Mogotes;

            - Gaines Employment Agreement;

            - Cohen Employment Agreement;

            - David Employment Agreement;

            - Agreement with Street Smart Communications dated February 15,
            2004;

            - Seismic License Agreement with Seitel Data dated September 23, 2003 as amended December 28, 2003;

            - Participation Letter Agreement;

            - Amended and Restated Operating Agreement of Vaquero Partners LLC, which will be effective upon the Closing.

            - Agreement with VOG dated August 22, 2003, as amended by letter dated March 25, 2004, which will be effective upon the Closing.

            - Side Letter dated April 12, 2004, regarding the purchase of additional 1,250 acres if Rob Welder Well produces

            (c) KEY VENDORS AND CUSTOMERS

            Grey Wolf Drilling Company, LP

                                  SCHEDULE 3.14
                                HEDGING CONTRACTS

                                      None.


                                       7